As filed with the Securities and Exchange Commission on June 21, 2024.

Registration No. 333-279567

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

Amendment No. 1

To

FORM F-10

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

___________________________________

i-80 GOLD CORP.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	1040	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if applicable)

5190 Neil Road

Suite 460

Reno, NV 89502

(807) 346-1390

(Address and telephone number of Registrant's principal executive offices)

Corporation Service Company

19 West 44th Street, Suite 200

New York, NY 10036

(800) 927-9801

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

___________________________________

Copies to:

Ryan Snow 5190 Neil Road Suite 460 Reno, NV 89502 (807) 346-1390	Abbas Ali Khan Bennett Jones LLP 3400 One First Canadian Place, P.O. Box 130 Toronto, ON, M5X 1A4 (416) 777 5388	Kimberley Anderson Dorsey & Whitney LLP Columbia Center 701 Fifth Avenue, Suite 6100 Seattle, Washington 98104 (206) 903-8800

___________________________________

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after this Registration Statement becomes effective

Province of Ontario, Canada

(Principal jurisdiction regulating this offering)
___________________________________

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒	at some future date (check the appropriate box below)

1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. [X]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This short form prospectus is a base shelf prospectus. This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery requirement is available.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by the persons permitted to sell such securities.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of i-80 Gold Corp. at 5190 Neil Road, Suite 460, Reno, Nevada, 89502, Telephone 1-866-525-6450, and are also available electronically on SEDAR+ at www.sedarplus.ca.

SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	June 21, 2024

i-80 GOLD CORP.

C$300,000,000

COMMON SHARES
WARRANTS
DEBT SECURITIES
SUBSCRIPTION RECEIPTS
UNITS

This short form base shelf prospectus (this "Prospectus") relates to the offering for sale by i-80 Gold Corp. (the "Company") from time to time, during the 25-month period that this Prospectus, including any amendments hereto, remains effective, of up to C$300,000,000 in the aggregate (or the equivalent thereof in any other currency or currencies, as the case may be, based on the applicable exchange rate at the time of the offering), in one or more series or issuances, of: (i) common shares in the capital of the Company ("Common Shares"); (ii) warrants to purchase to purchase Common Shares and other Securities (as defined below) of the Company ("Warrants"); (iii) debt securities which may consist of bonds, debentures, notes or other evidences of indebtedness of any kind, nature or description and which may be issuable in series, including debt securities convertible or exchangeable into other securities of the Company (collectively, "Debt Securities"); (iv) subscription receipts convertible for Common Shares or other Securities ("Subscription Receipts"); and (v) units comprised of one or more of the other Securities ("Units"), or any combination of such securities (all of the foregoing collectively, the "Securities" and individually, a "Security"). From time to time, one or more of the securityholders of the Company (each, a "Selling Securityholder") may also offer and sell Securities under this Prospectus. See "Selling Securityholders".

The Securities may be offered separately or together, in amounts, at prices and on terms determined based on market conditions at the time of the sale and as set forth in an accompanying prospectus supplement (each, a "Prospectus Supplement"). In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities, or any combination of, among other things, Securities, cash and assumption of liabilities.

The specific terms of any offering of Securities, including the specific terms of the Securities with respect to a particular offering and the terms of such offering, will be set forth in the applicable Prospectus Supplement to this Prospectus. All information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements has been obtained. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

This Prospectus constitutes a public offering of Securities only in those jurisdictions where they may be lawfully offered for sale, and therein only by persons permitted to sell the Securities. The Securities may be sold through underwriters or dealers, directly by the Company and/or Selling Securityholders, pursuant to applicable statutory exemptions, or through agents designated from time to time. See "Plan of Distribution". The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, involved in the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial issue price (in the event that the offering is a fixed price distribution), the net proceeds to the Company or to any Selling Securityholder, and any other material terms of the plan of distribution.

This Prospectus may qualify an "at-the-market distribution", as such term is defined in National Instrument 44-102 - Shelf Distributions ("NI 44-102") of the Common Shares. The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, including sales in transactions that are deemed to be "at-the-market distributions", including sales made directly on the Toronto Stock Exchange (the "TSX") or other existing trading markets for the Securities, and as set forth in an accompanying Prospectus Supplement. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution. See "Plan of Distribution".

In connection with any offering of Securities (unless otherwise specified in the applicable Prospectus Supplement), subject to applicable laws and other than an "at-the-market distribution", the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities offered at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. See "Plan of Distribution". No underwriter or dealer involved in an "at-the-market distribution" under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot the Common Shares in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Common Shares, including selling an aggregate number of principal amount of Common Shares that would result in the underwriter creating an over-allocation position in the Common Shares. A purchaser who acquires Securities forming part of the over-allocation position of any underwriter, broker, dealer or agent, acquires those securities under this Prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases.

The Common Shares are listed and posted for trading on the TSX under the stock symbol "IAU" and on the NYSE American stock exchange (the "NYSE American") under the stock symbol "IAUX". On June 20, 2024, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX and the NYSE American was C$1.49 and US$1.10 per Common Share, respectively.

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On May 1, 2024, the Company completed bought deal public offering of an aggregate of 69,698,050 units of the Company at a price of C$1.65 per unit for aggregate gross proceeds to the Company of approximately C$115 million (the "2024 Unit Offering"). Each unit consisted of one Common Share and one-half of one Common Share purchase warrant of the Company (each whole Common Share purchase warrant, a "May 2024 Warrant"). Each May 2024 Warrant is exercisable to acquire one Common Share for a period of 48 months from closing of the 2024 Unit Offering at an exercise price of C$2.15 per Common Share. The May 2024 Warrants are listed on the TSX under the symbol IAU.WT. On June 20, 2024, the last trading day prior to the date of this Prospectus, the closing price of the May 2024 Warrants on the TSX was C$0.35 per May 2024 Warrants.

Unless otherwise specified in the applicable Prospectus Supplement, Securities other than Common Shares will not be listed on any securities exchange. There is no market through which the Warrants, Units, Debt Securities or Subscription Receipts may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and the applicable Prospectus Supplement. This may affect the pricing of the Warrants, Units, Debt Securities or Subscription Receipts in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. See "Risk Factors".

An investment in Securities involves significant risks that should be carefully considered by prospective investors before purchasing Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, should be carefully reviewed and considered by prospective investors in connection with any investment in the Securities. See "Cautionary Note Regarding Forward-Looking Information" and "Risk Factors".

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

No person is authorized by the Company to provide any information or to make any representation other than as contained in this Prospectus in connection with the issue and sale of the Securities offered hereunder. Prospective investors should assume that the information appearing in this Prospectus or any Prospectus Supplement is accurate only as of the date of such document unless otherwise specified. The Company's business, financial condition, results of operations and prospects may have changed since such date.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR ANY STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company is permitted under a multijurisdictional disclosure system ("MJDS") adopted by the securities regulatory authorities in Canada and the United States to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States. Financial statements included or incorporated by reference in this Prospectus have been prepared in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board and subject to Canadian auditing and auditor independence standards and thus may not be comparable to financial statements of United States companies prepared under United States generally accepted accounting principles.

Prospective investors should be aware that the acquisition of Securities may have tax consequences both in the United States and in Canada. Such consequences may not be described fully herein or in any applicable Prospectus Supplement. Prospective investors should read the tax discussion in the applicable Prospectus Supplement with respect to a particular offering of Securities and consult their own tax advisor with respect to their own particular circumstances.

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The enforcement by investors of civil liabilities under United States federal securities laws may be adversely affected by the fact that the Company is incorporated under the laws of the Province of British Columbia, Canada, some of the Company's officers and directors may be residents of a country other than the United States, and some or all of the experts, underwriters, dealers or agents named in this Prospectus or any Prospectus Supplement may be residents of a country other than the United States, and a portion of the assets of the Company and such persons may be located outside of the United States.

Certain of the directors and officers of the Company, and certain experts named in this Prospectus or in a document incorporated by reference into this Prospectus, reside outside of Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that resides outside of Canada or is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction, even if the party has appointed an agent for service of process. See "Enforcement of Civil Liabilities".

The Company's registered and records office is located at Suite 2500 Park Place, 666 Burrard Street, Vancouver, British Columbia, V6B 2X8, and its head office is located at 5190 Neil Road, Suite 460, Reno, Nevada, 89502.

- iv -

GENERAL MATTERS

In this Prospectus, references to the "Company", "we", "us" and "our" refer to i-80 Gold Corp. and/or, as applicable, one or more of its subsidiaries. Investors should rely only on the information contained in or incorporated by reference into this Prospectus or any applicable Prospectus Supplement. The Company has not authorized anyone to provide investors with different information. The Company takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to readers of this Prospectus.

This Prospectus is part of a registration statement on Form F-10 that we are filing with the SEC under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act"), relating to the Securities (the "Registration Statement"). Under the Registration Statement, the Company may, from time to time, offer any combination of the Securities described in this Prospectus in one or more offerings of up to an aggregate principal amount of C$300,000,000 (or the equivalent in other currencies). This Prospectus provides a general description of the Securities that the Company may offer. Each time the Company offers Securities under the Registration Statement or this Prospectus, the Company will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before investing, prospective investors should read both this Prospectus and any applicable Prospectus Supplement, together with additional information described under the heading "Documents Incorporated By Reference". This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Please refer to the Registration Statement and the exhibits to the Registration Statement for further information with respect to the Company and the Securities.

The Company is not making an offer to sell or seeking an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted. This Prospectus is not an offer to sell or a solicitation of an offer to buy the Securities in any jurisdiction where it is unlawful. The information contained in this Prospectus, any applicable Prospectus Supplement and the documents incorporated by reference herein and therein is accurate only as of the date on the front of this Prospectus and any applicable Prospectus Supplement, or the respective dates of the documents incorporated by reference herein and therein, regardless of the time of delivery of such documents or of any sale of the Securities. The Company's business, financial condition, results of operations and prospects may have changed since those dates. Information contained on the Company's website is not incorporated by reference into this Prospectus or any applicable Prospectus Supplement and prospective investors should not rely upon such information for the purpose of determining whether to invest in the Securities.

AVAILABLE INFORMATION

The Company is required to file with the securities commission or authority in each of the applicable provinces of Canada annual and interim reports, material change reports and other information. In addition, the Company is subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended (the "U.S. Exchange Act"), and, in accordance with the U.S. Exchange Act, we also file reports with, and furnish other information to, the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States. As a foreign private issuer, the Company is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, the Company may not be required to publish financial statements as promptly as U.S. companies.

The Company's reports and other information filed with or furnished to the SEC are available electronically from the SEC's EDGAR system at www.sec.gov, as well as from commercial document retrieval services. Investors may read and download any public document that the Company has filed with the securities commissions or similar regulatory authorities in Canada under the Company's profile on SEDAR+ at www.sedarplus.ca. Unless specifically incorporated by reference herein, documents filed or furnished by the Company on SEDAR+ or EDGAR are neither incorporated by reference in nor part of this Prospectus.

CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING DISCLOSURE REQUIREMENTS AND ESTIMATES OF MEASURED, INDICATED AND INFERRED MINERAL RESOURCES

This Prospectus, including the documents incorporated by reference herein, uses the terms "mineral reserve", "proven mineral reserve", "probable mineral reserve", "mineral resource", "measured mineral resource", "indicated mineral resource" and "inferred mineral resource", which are Canadian mining terms as defined in, and required to be disclosed in accordance with, National Instrument 43-101 - Standards of Disclosure for Mineral Projects ("NI 43-101"), which references the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the "CIM") - CIM Definition Standards on Mineral Resources and Mineral Reserves ("CIM Standards"), adopted by the CIM Council, as amended. The SEC adopted updated mineral property disclosure requirements (the "SEC Modernization Rules") for issuers whose securities are registered with the SEC under the U.S. Exchange Act. As a foreign private issuer that files its annual report on Form 40-F with the SEC pursuant to the MJDS, the Company is not required to provide disclosure on its mineral properties under the SEC Modernization Rules and will continue to provide disclosure under NI 43-101 and the CIM Standards. If the Company ceases to be a foreign private issuer or loses its eligibility to file its annual report on Form 40-F pursuant to the MJDS, then the Company will also be subject to the SEC Modernization Rules, which differ from the requirements of NI 43-101 and the CIM Standards.

United States investors are cautioned that there are differences in the definitions under the SEC Modernization Rules and the CIM Standards. There is no assurance any mineral resources that the Company may report as "measured mineral resources", "indicated mineral resources" and "inferred mineral resources" under NI 43-101 would be the same had the Company prepared the resource estimates under the standards adopted under the SEC Modernization Rules. United States investors are also cautioned that while the SEC will now recognize "measured mineral resources", "indicated mineral resources" and "inferred mineral resources", investors should not assume that all or any part of the mineralization in these categories will ever be converted into a higher category of mineral resources or into mineral reserves. Mineralization described using these terms has a greater amount of uncertainty as to their existence and feasibility than mineralization that has been characterized as reserves. Accordingly, investors are cautioned not to assume that any "measured mineral resources", "indicated mineral resources" or "inferred mineral resources" that the Company reports are or will be economically or legally mineable. Further, "inferred mineral resources" have a greater amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Therefore, United States investors are also cautioned not to assume that all or any part of the "inferred mineral resources" exist. In accordance with Canadian securities laws, estimates of "inferred mineral resources" cannot form the basis of feasibility or other economic studies, except in limited circumstances where permitted under NI 43-101. In addition, the SEC has amended its definitions of "proven mineral reserves" and "probable mineral reserves" to be "substantially similar" to the corresponding CIM definitions. United States investors are cautioned that a preliminary economic assessment cannot support an estimate of either "proven mineral reserves" or "probable mineral reserves" and that no feasibility studies have been completed on the Company's mineral properties.

Accordingly, information contained in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein describing the Company's mineral deposits may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This Prospectus and the documents incorporated herein by reference contain certain forward-looking information and forward-looking statements, as defined in applicable securities laws (collectively referred to herein as "forward-looking statements"). These statements relate to future events or the Company's future performance. All statements other than statements of historical fact are forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of words such as "guidance", "plans", "expects", "is expected", "budget", "scheduled", "estimates", "continues", "forecasts", "projects", "predicts", "intends", "anticipates" or "believes", or variations of, or the negatives of, such words and phrases, or state that certain actions, events or results "may", "could", "would", "should", "might" or "will" be taken, occur or be achieved. All forward-looking statements contained in this Prospectus and in each of the documents incorporated by reference herein speak only as of the date of this Prospectus or such other document, as applicable, or as of the date or dates specified in such statements.

Forward-looking statements contained or incorporated by reference into this Prospectus include, but are not limited to, statements with respect to:

• future objectives of the Company and strategies to achieve those objectives;

• future financial or operating performance of the Company;

• targeted milestones for the Company's mineral properties and projects;

• expectations, strategies and plans for the Company's mineral properties and projects, including with respect to mineral reserve and mineral resource estimates and the quantity and quality thereof, expected mine life, development schedule, production, capital and operating cost estimates, availability of capital for development and overall financial analyses;

• supply and demand for gold and silver;

• estimation and realization of mineral resources;

• timing of exploration and development projects;

• costs, timing and location of future drilling;

• results of future exploration and drilling and estimated completion dates for certain milestones;

• the ability of the Company to obtain and maintain all government approvals, permits and third party consents in connection with the Company's activities;

• government regulation of mining operations;

• evolution and economic performance of development projects;

• timing of geological and/or technical reports;

• future strategic plans;

• operating and exploration budgets and targets;

• continuity of a favourable gold market;

• contractual commitments;

• environmental and reclamation expenses;

• continuous availability of required manpower;

• continuous access to capital markets; and

• any other statement that may predict, forecast, indicate or imply future plans, intentions, levels of activity, results, performance or achievements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others:

• risks normally incidental to the nature of mineral exploration, development and mining;

• exploration programs not resulting in profitable commercial mining operations;

• general business, social, economic, political, regulatory and competitive uncertainties;

• the actual results of current mining operations and development activities;

• operating and/or project delays or interruptions;

• capital requirements, including increases in operating and capital costs;

• debt and liquidity risks;

• the uncertainty of mineral resource estimates;

• mineral resources not having demonstrated economic viability;

• risks associated with the construction and start-up of new mines;

• fluctuating commodity prices;

• failure to develop the Company's mineral projects;

• failure to operate independently;

• risks associated with inaccurate capital and operational costs estimates;

• risks related to future production estimates and guidance, if any;

• dependence on key personnel, including key employees, directors and senior management;

• reliance on third parties;

• financial statements may not reflect the Company's financial position, results of operations or cash flows in the future;

• risks related to the failure or breach of network systems or other digital technologies;

• there being no assurance of title to mineral projects;

• the Company's activities being subject to extensive governmental regulation;

• risks related to health epidemics and outbreak of communicable diseases, maintenance or provision of infrastructure;

• maintenance or provision of infrastructure;

• tax matters;

• information technology;

• risks associated with obtaining or complying with all required permits and licenses;

• environmental regulations and potential liabilities;

• ability to arrange for, or continue to obtain, satisfactory surety bonds in favor of government agencies, as financial support for environmental reclamation and exploration permitting at its properties;

• reclamation requirements;

• insurance and uninsured risks;

• competition from other mining businesses;

• the Company's failure to select appropriate acquisition targets;

• undisclosed risks and liabilities relating to the acquisition of the Granite Creek Project (as defined herein);

• not realizing the anticipated benefits of the acquisition of the Granite Creek Project;

• undisclosed risks and liabilities relating to the acquisition of the Ruby Hill Project (as defined herein);

• not realizing the anticipated benefits of the acquisition of the Ruby Hill Project;

• undisclosed risks and liabilities relating to the acquisition of the Lone Tree Project (as defined herein);

• not realizing the anticipated benefits of the acquisition of the Lone Tree Project;

• conflicts of interest;

• non-compliance with the Canadian Extractive Sector Transparency Measures Act (ESTMA);

• disputes with third parties;

• reputational risks;

• reliance on transition services;

• weather and climate change risks;

• ability to access resources and materials, including water rights;

• land payments relating to mineral properties and projects;

• risks associated with having significant shareholders and contractual obligations with respect thereto;

• international conflict;

• the Company's ability to produce accurate and timely financial statements;

• volatility of the trading price of the Common Shares;

• dilution and future sales of the Common Shares;

• decline in price of the Common Shares;

• the Company's lack of history of earnings;

• failure of plant, equipment or processes to operate as anticipated;

• rising inflation;

• the publication of unfavourable research reports by third parties;

• the Company's failure to comply with laws and regulations or other regulatory requirements; and

• the accuracy of forward-looking statements and forecast financial information,  as well as those additional risk factors listed in the "Risk Factors" section of this Prospectus and the documents incorporated by reference into this Prospectus.

Although the Company has attempted to identify important factors that could cause actual actions, events, conditions, results, performance or achievements to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events, conditions, results, performance or achievements to differ from what is anticipated, estimated or intended. Those factors are described or referred to under the heading "Risk Factors" in this Prospectus and in the Annual Information Form and elsewhere in this Prospectus and the documents incorporated by reference herein. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also impair the Company's business operations.

Readers are cautioned that the foregoing list of factors is not exhaustive of the factors that may affect forward-looking statements. Actual results and developments are likely to differ, and may differ materially, from those expressed or implied by the forward-looking statements contained or incorporated by reference into this Prospectus. Such statements are based on a number of assumptions, which may prove to be incorrect, including, but not limited to, assumptions about the following:

• favourable equity and debt capital markets;

• the supply and demand for, and the level and volatility of, future gold and silver prices;

• operating and capital costs;

• the Company's ability to raise any necessary additional capital on reasonable terms to advance the development of its projects and pursue planned exploration;

• the economy and the mining industry in general;

• the accuracy of the Company's mineral reserve and mineral resource estimates and the geological and metallurgical assumptions (including with respect to size, grade and recoverability of mineral reserves and mineral resources) and operational and price assumptions on which the mineral reserve and resource estimates are based;

• permitting, development and operations are consistent with the Company's expectations;

• no unforeseen changes in the legislative and operating framework for the Company occur;

• the accuracy of budgeted exploration and development costs and expenditures;

• foreign exchange rates;

• plant and equipment work as anticipated;

• no unusual geological or technical problems occur;

• the receipt of any necessary regulatory approvals;

• the Company's ability to attract and retain skilled staff;

• prices and availability of equipment;

• the ability of contracted parties to provide goods and/or services on a timely basis or at all; and

• no significant events occur outside of the Company's normal course business.

All forward-looking statements contained in this Prospectus and the documents incorporated herein by reference are qualified by this cautionary statement. Accordingly, readers should not place undue reliance on forward-looking statements. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information or future events or otherwise, except as may be required by law. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.

EXEMPTION

Pursuant to a decision of the Autorité des marchés financiers dated May 2, 2024, the Company was granted a permanent exemption from the requirement to translate into French this Prospectus, as well as the documents incorporated by reference herein, and any Prospectus Supplement to be filed in relation to an "at-the-market distribution". This exemption is granted on the condition that this Prospectus, any Prospectus Supplement (other than in relation to an "at-the-market distribution") and the documents incorporated by reference herein and therein be translated into French if the Company offers Securities to Québec purchasers in connection with an offering of Securities other than in relation to an "at-the-market distribution".

MARKET AND INDUSTRY DATA

Market and industry data contained and incorporated by reference in this Prospectus or any applicable Prospectus Supplement concerning economic and industry trends is based upon good faith estimates of management or derived from information provided by industry sources. The Company believes that such market and industry data is accurate and that the sources from which it has been obtained are generally reliable. However, the Company cannot guarantee the accuracy of such information and it has not independently verified the assumptions upon which projections of future trends are based. Projections, assumptions and estimates of the Company's future performance and the future performance of the industry in which it operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the heading "Risk Factors" in this Prospectus and in the Annual Information Form (as defined herein), which is incorporated by reference into this Prospectus.

CAUTIONARY NOTE REGARDING MINERAL RESOURCE ESTIMATES

NI 43-101 is a rule developed by the Canadian Securities Administrators, which established standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. The terms "mineral resource", "measured mineral resource", "indicated mineral resource" and "inferred mineral resource" are defined in accordance with NI 43-101 and the CIM Definition Standards for Mineral Resources and Mineral Reserves (May 10, 2014). Investors are cautioned not to assume that all or any part of mineral deposits in these categories will ever be converted into a higher category of mineral resources or mineral reserves. "Inferred mineral resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in very limited circumstances.

SCIENTIFIC AND TECHNICAL INFORMATION

Except where otherwise indicated, the disclosure contained in, or incorporated by reference in, this Prospectus that is of a scientific or technical nature with respect to the Company's mineral properties is supported by and in certain cases summarized from, as applicable:

• McCoy-Cove Project: the technical report titled "Preliminary Economic Assessment for the Cove Project, Lander County, Nevada" dated January 25, 2021, with an effective date of January 1, 2021, prepared by Dagny Odell, P.E. and Laura Symmes, RM-SME of Practical Mining LLC and Tommaso Roberto Raponi, P.Eng. of TR Raponi Consulting Ltd. (the "McCoy-Cove Report"). Each of Mmes. and Messrs. Odell, Symmes and Raponi has reviewed the scientific and technical information that is supported by or summarized from the McCoy-Cove Report in the form and context in which it appears, confirms that such information is based on and fairly represents the McCoy-Cove Report, and consents to its inclusion in this Prospectus and the documents incorporated by reference herein.

• Granite Creek Project: the technical report titled "Preliminary Economic Assessment NI 43-101 Technical Report, Granite Creek Mine Project, Humboldt County, Nevada, USA" dated November 8, 2021, with an effective date of May 4, 2021, prepared by Terre A. Lane, MMSA-QP, RM-SME, Dr. J. Todd Harvey, Ph.D., P.E., RM-SME, Richard D. Moritz, MMSA-QP, Dr. Hamid Samari, Ph.D., MMSA-QP and J. Larry Breckenridge, P.E. of Global Resource Engineering, Ltd. (the "Granite Creek Report"). Each of Dr. Harvey, Dr. Samari and Mmes. and Messrs. Lane, Moritz and Breckenridge has reviewed the scientific and technical information that is supported by or summarized from the Granite Creek Report in the form and context in which it appears, confirms that such information is based on and fairly represents the Granite Creek Report, and consents to its inclusion in this Prospectus and the documents incorporated by reference herein.

• Lone Tree Project: the technical report titled "Technical Report on the Mineral Resource Estimates for the Lone Tree Deposit, Nevada" dated October 21, 2021, with an effective date of July 30, 2021, prepared by Dr. Abani R. Samal, Ph.D., RM-SME of GeoGlobal, LLC (the "Lone Tree Report"). Dr. Samal has reviewed the scientific and technical information that is supported by or summarized from the Lone Tree Report in the form and context in which it appears, confirms that such information is based on and fairly represents the Lone Tree Report, and consents to its inclusion in this Prospectus and the documents incorporated by reference herein.

• Ruby Hill Project: the technical report titled "NI 43-101 Technical Report on the 2021 Ruby Hill Mineral Resource Estimate, Eureka County, Nevada, USA" dated October 22, 2021, with an effective date of July 31, 2021, prepared by Wood Canada Limited and Raymond H. Walton, B.Tech., P.Eng. of Ray Walton Consulting Inc. (the "Ruby Hill Report" and, together with the McCoy-Cove Report, Granite Creek Report and Lone Tree Report, the "Technical Reports"). Mr. Walton has reviewed the scientific and technical information that is supported by or summarized from the Ruby Hill Report in the form and context in which it appears, confirms that such information is based on and fairly represents the Ruby Hill Report, and consents to its inclusion in this Prospectus and the documents incorporated by reference herein.

The Technical Reports are subject to certain assumptions, qualifications and procedures described therein. Reference should be made to the full text of the Technical Reports, copies of which are available on SEDAR+ (www.sedarplus.ca) under the Company's issuer profile. The Technical Reports are not, and shall not be deemed to be, incorporated by reference in this Prospectus or any of the documents incorporated by reference herein. See under "Mineral Projects" of the Annual Information Form for further details on the Company's mineral properties, including the Technical Reports.

Where appropriate, certain information contained in this Prospectus and the documents incorporated by reference herein provides non-material updates to, or expands upon, the information contained in the Technical Reports. Any such updates to, or expansions upon, the scientific or technical information contained in the Technical Reports and any other scientific or technical information contained in this Prospectus or any of the documents incorporated by reference herein was prepared by or under the supervision of Tim George, P.E. Mr. George is the Mine Operations Manager of the Company and is a "qualified person" within the meaning of NI 43-101.

If, after the date of this Prospectus, the Company is required by Section 4.2(1)(j) of NI 43-101 to file a technical report to support scientific or technical information that relates to a mineral project on a property that is material to the Company, the Company will file such technical report in accordance with Section 4.2(5)(a)(i) of NI 43-101 as if the words "short form prospectus" refer to a "shelf prospectus supplement".

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

In this Prospectus, unless stated otherwise or the context otherwise requires, all dollar amounts are expressed in Canadian dollars. All references to "$" or "C$" or "dollars" are to the lawful currency of Canada, and all references to "US$" or "U.S. dollars" are to the lawful currency of the United States.

The following table sets forth the high, low and average daily exchange rates for the years ended December 31, 2023 and 2022, and for the three months ended March 31, 2024, as reported by the Bank of Canada. These rates are set forth as Canadian dollars per US$1.00.

	Year ended December 31, 2022	Year ended December 31, 2023	3 months ended March 31, 2024

High	$1.3856	$1.3875	$1.3593

Low	$1.2451	$1.3128	$1.3316

Average	$1.3013	$1.3497	$1.3486

On June 20, 2024, the daily average exchange rate for Canadian dollars in terms of the U.S. dollar, as quoted by the Bank of Canada, was US$1.00 = C$1.3698.

MARKETING MATERIALS

Any "template version" of "marketing materials" (as such terms are defined in National Instrument 41-101 - General Prospectus Requirements) that are utilized in connection with any distribution of Securities will be filed under the Company's profile on SEDAR+ (www.sedarplus.ca). In the event that such marketing materials are filed after the date of the applicable Prospectus Supplement for the offering and before termination of the distribution of such Securities, such filed versions of the marketing materials will be deemed to be incorporated by reference into the applicable Prospectus Supplement for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

NON-IFRS FINANCIAL MEASURES

The Company reports its financial results in accordance with IFRS. Certain financial information with respect to the Company incorporated by reference in this Prospectus includes terms or performance measures commonly used in the mining industry that are not defined under IFRS, including "cash cost per ounce sold", "all-in sustaining cost per ounce sold", "earnings before interest, tax, depreciation and amortization", "capital expenditures (expansionary)", "capital expenditures (sustaining)", "adjusted net earnings" and "average realized price per ounce". Management uses these non-IFRS measures, together with measures determined in accordance with IFRS, to provide investors with a supplemental measure to evaluate the underlying performance of the Company.

The Company believes that these measures, in addition to conventional measures prepared in accordance with IFRS, provide investors an improved ability to evaluate the underlying performance of the Company.  Non-IFRS measures do not have any standardized meaning prescribed under IFRS and may not be comparable to similar non-IFRS measures employed by other companies. The data presented is intended to provide additional information to complement, and not replace, IFRS measures by providing further understanding of the Company's results of operations from management's perspective. Accordingly, non-IFRS measures should not be considered in isolation or as a substitute for measures prepared in accordance with IFRS and should be read in conjunction with the Company's financial statements incorporated by reference herein.

For a detailed description of the non-IFRS measures related to the Company and a reconciliation to the most directly comparable IFRS measures, please see the discussion under the heading "Non-IFRS Financial Performance Measures" in the Annual MD&A and the Interim MD&A (each as defined herein).

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained upon request without charge from the Corporate Secretary of the Company at 5190 Neil Road, Suite 460, Reno, Nevada, 89502, telephone 1-866-525-6450, and are also available electronically on SEDAR+ (www.sedarplus.ca) under the Company's issuer profile.

The following documents (the "documents incorporated by reference" or "documents incorporated herein by reference") filed by the Company with securities commissions or similar authorities in Canada are specifically incorporated herein by reference and form an integral part of this Prospectus:

1. the annual information form of the Company for the year ended December 31, 2023, dated as of March 12, 2024 (the "Annual Information Form");

2. the audited annual consolidated financial statements of the Company as at and for the years ended December 31, 2023 and 2022, together with the notes thereto and the auditors' report thereon, dated March 12, 2024 (the "Annual Financial Statements");

3. the management's discussion and analysis of the financial condition and results of operations of the Company for the year ended December 31, 2023, dated March 12, 2024 (the "Annual MD&A");

4. the unaudited condensed consolidated interim financial statements of the Company as at and for the three months ended March 31, 2024, together with the notes thereto (the "Interim Financial Statements");

5. the management's discussion and analysis of the financial condition and results of operations of the Company for the three months ended March 31, 2024, dated May 13, 2024 (the "Interim MD&A");

6. the management information circular of the Company dated April 11, 2024 in connection with the annual and special meeting of shareholders of the Company held on May 14, 2024;

7. the material change report of the Company dated March 1, 2024 in connection with the closing of a non-brokered private placement of an aggregate 12,989,204 Common Shares for aggregate gross proceeds to the Company of $23,380,567.20; and

8. the material change report of the Company dated April 10, 2024 in respect of the 2024 Unit Offering.

Any document of the type referred to in Section 11.1 of Form 44-101F1 - Short Form Prospectus Distributions of the Canadian Securities Administrators, including any annual information form, interim and annual financial statements and related management's discussion and analysis, material change reports (excluding confidential material change reports, if any), business acquisition reports, information circulars and news releases or other public communications containing financial information about the Company for a financial period more recent than the periods for which financial statements are incorporated herein by reference, filed by the Company with a securities commission or similar regulatory authority in Canada after the date of this Prospectus and prior to 25 months from the date hereof, shall be deemed to be incorporated by reference in this Prospectus, as well as any other document so filed by the Company which specifically states that it is incorporated by reference herein.

In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K furnished to the SEC or in any report on Form 40-F, Form 20-F, Form 10-K, Form 10-Q or Form 8-K (or any respective successor form) filed with the SEC after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part (in the case of documents or information deemed furnished on Form 6-K or Form 8-K, only to the extent specifically stated therein). The Company may also incorporate by reference into this Prospectus, or the Registration Statement of which it forms a part, other information from documents that the Company will file with, or furnish to, the SEC pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act, if and to the extent expressly provided therein. The documents of the Company filed with, or furnished to, the SEC are or will be made available through the SEC's Electronic Data Gathering and Retrieval ("EDGAR") system at www.sec.gov.

A Prospectus Supplement containing the specific terms of any offering of Securities will be delivered to prospective purchasers of such Securities, together with this Prospectus, except in cases where an exemption from such delivery requirements has been granted or is otherwise available, and will be deemed to be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement solely for the purposes of the offering of the Securities covered by such Prospectus Supplement.

The Company may determine to incorporate into any Prospectus Supplement, including any Prospectus Supplement that it files in respect of an "at-the-market" offering, any news release that the Company disseminates in respect of previously undisclosed information that, in the Company's determination, constitutes a "material fact" (as such term is defined under applicable Canadian securities laws). In this event, the Company will identify such news release as a "designated news release" for the purposes of this Prospectus in writing on the face page of the version of such news release that the Company files on SEDAR+ (any such news release, a "Designated News Release"), and any such Designated News Release shall be deemed to be incorporated by reference into this Prospectus and the Prospectus Supplement for the offering in respect to which the Prospectus Supplement relates.

Notwithstanding anything herein to the contrary, any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein, in any Prospectus Supplement hereto or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Prospectus, modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Upon new interim financial statements and related management's discussion and analysis of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous interim financial statements and related management's discussion and analysis of the Company most recently filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon new annual financial statements and related management's discussion and analysis of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual financial statements and related management's discussion and analysis and the previous interim financial statements and related management's discussion and analysis of the Company most recently filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a new annual information form of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the following documents shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder: (i) the previous annual information form; (ii) all material change reports filed by the Company prior to the end of the financial year in respect of which the new annual information form is filed; (iii) any business acquisition reports filed by the Company for acquisitions completed prior to the beginning of the financial year in respect of which the new annual information form is filed; and (iv) any information circular of the Company filed prior to the beginning of the financial year in respect of which the new annual information form is filed. Upon a new information circular of the Company prepared in connection with an annual general meeting of shareholders of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the information circular filed in respect of the previous annual general meeting of shareholders of the Company shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder, unless such information circular also related to a special meeting of shareholders.

The documents incorporated, or deemed to be incorporated, into this Prospectus contain meaningful and material information relating to the Company. Prospective investors should review all information contained in this Prospectus, the applicable Prospectus Supplement and the documents incorporated, or deemed to be incorporated, by reference herein and therein before purchasing Securities. A reference to this Prospectus includes a reference to any and all documents incorporated by reference into this Prospectus.

References to the Company's website in any documents that are incorporated by reference into this Prospectus do not incorporate by reference the information on such website into this Prospectus, and the Company disclaims any such incorporation by reference.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been, or will be, filed with the SEC as part of the Registration Statement on Form F-10 relating to the Securities, of which this Prospectus forms a part:

1. the documents listed under the heading "Documents Incorporated by Reference" in this Prospectus;

2. the consent of the Company's auditor, Grant Thornton LLP;

3. the consent of each "qualified person" (for the purposes of NI 43-101) referred to in this Prospectus under the heading "Interest of Experts";

4. the powers of attorney from certain directors and officers of the Company (included on the signature page to the Registration Statement); and

5. the form of indenture for any Debt Securities issued under this Prospectus.

A copy of the form of any applicable warrant indenture, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.

RISK FACTORS

An investment in the Securities is subject to a number of risks that should be carefully considered by a prospective purchaser. Before deciding whether to invest in the Securities prospective investors should carefully consider, in light of their own financial circumstances, the risks described below as well as the other information contained in, and those incorporated by reference into this Prospectus and any applicable Prospectus Supplement, including in the Annual Information Form and those described in the Annual MD&A and Interim MD&A. See "Documents Incorporated by Reference". The risks discussed below also include forward-looking statements and the Company's actual results may differ substantially from those discussed in these forward-looking statements. See "Cautionary Note Regarding Forward-Looking Information".

Some of the risk factors described in this Prospectus and in the documents incorporated by reference herein, including any applicable Prospectus Supplement, are interrelated and, consequently, investors should treat such risk factors as a whole. Additional risks and uncertainties not presently known to the Company or that the Company currently deems to be immaterial may also impair the Company's business operations. If any of the possibilities described in such risks actually occurs, it could have a material adverse effect on the business, financial condition and results of operations of the Company and could cause them to differ materially from the estimates described in forward-looking statements relating to the Company, each of which could cause purchasers of the Securities to lose part or all of their investment. The Company cannot provide assurance that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the risks described in this Prospectus and the documents incorporated by reference herein, or other unforeseen risks.

Risks Related to any Offering under this Prospectus

Negative Cash Flow from Operations

The Company had negative cash flow from operating activities for the year ended December 31, 2023 and for the three months ended March 31, 2024. The Company cannot guarantee that it will have positive or negative cash flow from operating activities in future periods. The Company cannot provide any assurances that it will achieve sufficient revenues (if at all) or maintain profitability or positive cash flow from operating activities. If the Company does not achieve or maintain profitability or positive cash flow from operating activities, then there could be a material adverse effect on the Company's business, financial condition and results of operation, and the Company may need to deploy a portion of its working capital to fund such negative operating cash flows or seek additional sources of funding.

An investment in the Securities is speculative and investors may lose their entire investment

An investment in the Securities and the Company's prospects generally are speculative. Investors may lose their entire investment and should carefully consider the risk factors described below and under the heading "Risk Factors" in the Annual Information Form. The risks described below and in the Annual Information Form are not the only ones facing the Company. Additional risks not currently known to the Company, or that the Company currently deems immaterial, may also impair the Company's operations. There is no assurance that risk management steps taken will avoid future loss due to the occurrence of the risks described below (or incorporated by reference herein) or other unforeseen risks. If any of the risks described below or in the Annual Information Form actually occur, then the Company's business, financial condition and operating results could be adversely affected. Investors should carefully consider the risks below and in the Annual Information Form and the other information elsewhere in this Prospectus and consult with their professional advisors to assess any investment in the Company.

Potential Third Party Disputes

In the normal course of the Company's operations, whether directly or indirectly, it may become involved in, named as a party to or the subject of, various legal proceedings, including regulatory proceedings, tax proceedings and legal actions relating to, among other things, personal injuries, property damage, contract disputes and their business activities. The outcome with respect to outstanding, pending or future proceedings cannot be predicted with certainty, and may be determined in a manner adverse to the Company, and as a result, could have a material adverse effect on its financial conditions and results of operations, and the Company's ability to satisfy its debt service obligations. Even if the Company prevails in any such legal proceedings, the proceedings could be costly and time-consuming and may divert the attention of management and key personnel away from the Company's business operations which could have a material adverse effect on its financial condition and results of operations, and on the Company's ability to satisfy its debt service obligations. The Company recently received complaints from certain holders of its Convertible Debentures about the final form of indenture, which was approved in accordance with the terms and conditions of the related subscription agreements and the agency agreement. While the Company believes such complaints are without merit, the Company cannot determine the resolution of the complaints with certainty at this time. Furthermore, no assurance can be given that the Company will not become involved in litigation, whether as defendant or plaintiff, in other matters from time to time.

There can be no assurance that an active or liquid market for the Securities will be developed or sustained

No assurance can be given that an active or liquid trading market for the Common Shares or the May 2024 Warrants will be sustained. If an active or liquid market for the Common Shares and May 2024 Warrants fails to be sustained, the prices at which such Securities trade may be adversely affected. Whether or not the Common Shares and/or the May 2024 Warrants will trade at lower prices depends on many factors, including the liquidity of the Common Shares and/or the May 2024 Warrants, prevailing interest rates, the markets for similar securities, general economic conditions and the Company's financial condition, historic financial performance and future prospects.

There is currently no market through which the Securities (other than the Common Shares and May 2024 Warrants) may be sold and purchasers may not be able to resell such Securities. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation.

The market price of the Securities may fluctuate significantly

The trading price of the Common Shares and any other Securities offered hereunder that become listed and posted for trading on the TSX, the NYSE American or any other stock exchange may be subject to large fluctuations. The trading prices may increase or decrease in response to a number of events and factors, including:

• the price of metals and minerals;

• the Company's operating performance and the performance of competitors and other similar companies;

• exploration and development of the Company's properties;

• the public's reaction to the Company's press releases, other public announcements and the Company's filings with the various securities regulatory authorities;

• changes in earnings estimates or recommendations by research analysts who track the Common Shares or the shares of other companies in the resource sector;

• changes in general economic conditions;

• changes in prevailing interest rates;

• changes or perceived changes in the Company's creditworthiness;

• the number of Common Shares to be publicly traded after the completion of any offering of Securities;

• the arrival or departure of key personnel; and

• acquisitions, strategic alliances or joint ventures involving the Company or its competitors.

In addition, the market price of the Common Shares and any other Securities offered hereunder that become listed and posted for trading on the TSX, the NYSE American or any other stock exchange may be affected by many variables not directly related to the Company's results and not within the Company's control, including developments that affect the market for all resource sector shares, macroeconomic developments in North America or globally, the breadth of the public market for the Common Shares and any other Securities that become listed and posted for trading on the TSX, the NYSE American or any other stock exchange, and the attractiveness of alternative investments. In addition, securities markets have recently experienced an extreme level of price and volume volatility, and the market price of the securities of many companies has experienced wide fluctuations which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. As a result of these and other factors, the Company's share price may be volatile in the future and may not accurately reflect the long-term value of the Company. In addition, the Company's share price may decline below the price paid for Securities offered hereunder, and investors may not be able to sell their Securities at or above the price paid for such Securities.

Debt Securities may rank junior or be subordinated to secured or senior indebtedness

If the Debt Securities are unsecured, they will rank equally in right of payment with all of our other existing and future unsecured debt. Holders of secured indebtedness of the Company would have a claim on the assets securing such indebtedness that effectively ranks prior to the claim of holders of Debt Securities and would have a claim that ranks equal with the claim of holders of senior Debt Securities and senior to the claim of holders of subordinated Debt Securities to the extent that such security did not satisfy the secured indebtedness. Furthermore, although covenants given by the Company in various agreements may restrict incurring secured indebtedness, such indebtedness may, subject to certain conditions, be incurred by the Company in the future.

The Debt Securities may be either senior or subordinated indebtedness as described in the relevant Prospectus Supplement. In the event of the insolvency or winding-up of the Company, any subordinated Debt Securities would be subordinated and postponed in right of payment to the prior payment in full of all other liabilities and indebtedness of the Company, other than indebtedness that, by its terms, ranks equally with, or subordinate to, such subordinated Debt Securities.

Payments on Debt Securities will be subject to the financial health of the Company

The likelihood that purchasers of Debt Securities will receive payments owing to them under the terms of the Debt Securities will depend on the financial health of the Company and its creditworthiness. The ability of the Company to satisfy its payment obligations under the Debt Securities, other than the conversion or payment of interest into Common Shares, as the case may be, will be dependent on its ability to generate cash flows or its ability to raise additional financing.

The Company may issue additional securities which would dilute existing investors

The Company's notice of articles and articles allow it to issue an unlimited number of Common Shares for such consideration and on such terms and conditions as established by the board of directors of the Company, in many cases, without the approval of the Company's shareholders. Additional financing needed to continue funding the development and operation of the properties of the Company may require the issuance of additional securities of the Company. The Company cannot predict the size of future issuances of Securities or the effect that future issuances and sales of Securities will have on the market price of the Common Shares. The issuance of additional equity securities, and the exercise of Warrants, stock options and other securities convertible into equity securities, will result in dilution of the equity interests of any persons who are or may become holders of Common Shares. Sales or issuances of a substantial number of equity securities, or the perception that such sales could occur, may adversely affect prevailing market prices for the Common Shares. With any additional sale or issuance of equity securities, investors may suffer dilution of their voting power and it could reduce the value of their investment.

Future sales by existing shareholders could cause the prices of the Common Shares to fall

Sales of a substantial number of Common Shares in the public market could occur at any time. These sales, or the market perception that the holders of a large number of Common Shares intend to sell Common Shares, could reduce the market price of the Common Shares. If this occurs and continues, it could impair the Company's ability to raise additional capital through the sale of securities.

Capital-Raising Constraints

A decline in the market price of the Common Shares could result in a reduction in the liquidity of the Common Shares and a reduction in the Company's ability to raise additional capital for its operations. A decline in the price of the Common Shares could have an adverse effect upon the liquidity of the Common Shares and the Company's continued operations. A reduction in the Company's ability to raise equity capital in the future could have a material adverse effect upon the Company's business plan and operations, including its ability to continue its current operations. If the price for the Common Shares declines, the Company may not be able to raise additional capital or generate funds from operations sufficient to meet its obligations.

Tax Risk

Prospective investors should be aware that the purchase, holding or disposition of Securities may have tax consequences both in Canada and the United States. Prospective investors should consult with an independent tax advisor.

Forward-Looking Statements May Prove to be Inaccurate

Investors should not place undue reliance on forward-looking statements. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, of both general and specific nature, that could cause actual results to differ materially from those suggested by the forward-looking statements or contribute to the possibility that predictions, forecasts or projections will prove to be materially inaccurate. Additional information on such risks, assumptions and uncertainties can be found in this Prospectus under the heading "Cautionary Note Regarding Forward-Looking Information".

Forecasts of Future Production are Estimates and Actual Production may be Less than Estimated

Forecasts of future production are estimates based on interpretation and assumptions and actual production may be less than estimated. The Company prepares estimates of future production for its operating mines. The Company's ability to achieve and maintain the production rates on which such estimates are based is subject to a number of risks and uncertainties. The Company's production estimates are dependent on, among other things, the accuracy of mineral reserve and resource estimates, the accuracy of assumptions regarding ore grades and recovery rates, ground conditions, physical characteristics of ores, such as hardness and the presence or absence of particular metallurgical characteristics, and the accuracy of estimated rates and costs of mining and processing. The Company's actual production may vary from its estimates for a variety of reasons. The failure of the Company to achieve its production estimates could have a material adverse effect on the Company's results of operations and financial condition. There is no guarantee that anticipated production costs will be achieved at the Company's mineral projects. Failure to achieve anticipated production costs could have a material adverse impact on the Company's ability to repay loans and generate revenue and cash flow to fund operations and future profitability.

Failure to maintain or obtain permits and licences could cause increases in exploration expenses, capital and operating expenditures or require abandonment or delays in development or exploitation of mining properties

The Company is required to maintain in good standing a number of permits and licenses from various levels of governmental authorities in connection with the development and operations at its mineral properties. Although the Company has all required permits for its current operations, there is no assurance that delays will not occur in the renewal of certain permits and there is no assurance that the Company will be able to obtain additional permits for any possible future changes to operations or additional permits associated with new legislation. There is also no assurance that the Company can obtain, or that there will not be delays in obtaining, the environmental approval or permits necessary to develop any future projects.

To the extent such approvals or consents are required and are delayed or not obtained, the Company may be curtailed or prohibited from continuing its operations or proceeding with any further development. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. Parties engaged in mining operations or in the exploration, development or exploitation of mineral properties may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Amendments to current laws, regulations and permits governing operations and activities of mining and exploration companies or more stringent implementation thereof could have a material adverse impact on the Company and cause increases in exploration expenses and/or capital and operating expenditures or require abandonment or delays in development or exploitation of mining properties.

The Company will have broad discretion in the use of the net proceeds of any offering of Securities

Management of the Company will have broad discretion with respect to the application of net proceeds received from the sale of Securities under this Prospectus and any Prospectus Supplement and may spend such proceeds in ways that do not improve the Company's results of operations or enhance the value of the Common Shares or its other Securities issued and outstanding from time to time. As a result, an investor will be relying on the judgment of management for the application of the net proceeds received from the sale of Securities under this Prospectus and any Prospectus Supplement. The application of the proceeds to various items may not necessarily enhance the value of the Common Shares. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Company's business or cause the price or value of the Company's issued and outstanding securities to decline.

As a foreign private issuer, the Company is subject to different United States securities laws and rules than a United States domestic issuer, which may limit the information publicly available to United States investors

The Company is a "foreign private issuer", under applicable United States federal securities laws, and is, therefore, not subject to the same requirements that are imposed upon United States domestic issuers by the SEC. Under the U.S. Exchange Act, the Company is subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of United States domestic reporting companies. As a result, the Company does not file the same reports that a United States domestic issuer would file with the SEC, although the Company is required to file with or furnish to the SEC the continuous disclosure documents that it is required to file in Canada under Canadian securities laws. In addition, the Company's officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the U.S. Exchange Act. Therefore, the Company's shareholders may not know on as timely a basis when the Company's officers, directors and principal shareholders purchase or sell Common Shares, as the reporting periods under the corresponding Canadian insider reporting requirements are longer. As a foreign private issuer, the Company is exempt from the rules and regulations under the U.S. Exchange Act related to the furnishing and content of proxy statements. The Company is also exempt from Regulation FD, which prohibits issuers from making selective disclosures of material non-public information. While the Company complies with the corresponding requirements relating to proxy statements and disclosure of material non-public information under Canadian securities laws, these requirements differ from those under the U.S. Exchange Act and Regulation FD and shareholders should not expect to receive the same information at the same time as such information is provided by United States domestic companies. In addition, the Company may not be required under the U.S. Exchange Act to file annual and quarterly reports with the SEC as promptly as United States domestic companies whose securities are registered under the U.S. Exchange Act. In addition, as a foreign private issuer, the Company has the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to United States securities laws, and provided that the Company disclose the requirements it is not following and describe the Canadian practices it follows instead. The Company may in the future elect to follow home country practices in Canada with regard to certain corporate governance matters. As a result, the Company's shareholders may not have the same protections afforded to shareholders of United States domestic companies that are subject to all corporate governance requirements.

The Company may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses to the Company

In order to maintain its status as a foreign private issuer, due to the location of the Company's assets, a majority of the Company's Common Shares must be directly or indirectly owned by non-residents of the United States. The regulatory and compliance costs under United States federal securities laws as a United States domestic issuer may be significantly more than the costs incurred as a Canadian foreign private issuer eligible to use the MJDS. If the Company is not a foreign private issuer, it would not be eligible to use the MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on United States domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer, would be required to file financial statements prepared in accordance with United States generally accepted accounting principles and would be subject to compliance with the mining disclosure required by the SEC Modernization Rules.

The Company relies upon certain accommodations available to it as an "emerging growth company"

The Company is an "emerging growth company" as defined in section 3(a) of the U.S. Exchange Act (as amended by the JOBS Act, enacted on April 5, 2012), and the Company will continue to qualify as an emerging growth company until the earliest to occur of: (a) the last day of the fiscal year during which the Company has total annual gross revenues of US$1,070,000,000 (as such amount is indexed for inflation every five years by the SEC) or more; (b) the last day of the fiscal year of the Company following the fifth anniversary of the date of the first sale of common equity securities of the Company pursuant to an effective registration statement under the U.S. Securities Act; (c) the date on which the Company has, during the previous three year period, issued more than US$1,000,000,000 in non-convertible debt; and (d) the date on which the Company is deemed to be a "large accelerated filer", as defined in Rule 12b-2 under the U.S. Exchange Act. The Company will qualify as a large accelerated filer (and would cease to be an emerging growth company) at such time when on the last business day of its second fiscal quarter of such year the aggregate worldwide market value of its common equity held by non-affiliates will be US$700,000,000 or more. For so long as the Company remains an emerging growth company, it is permitted to and intends to rely upon exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. The Company cannot predict whether investors will find the Common Shares less attractive because the Company relies upon certain of these exemptions. If some investors find the Common Shares less attractive as a result, there may be a less active trading market for the Common Shares and the Common Share price may be more volatile. On the other hand, if the Company no longer qualifies as an emerging growth company, the Company would be required to divert additional management time and attention from the Company's development and other business activities and incur increased legal and financial costs to comply with the additional associated reporting requirements, which could negatively impact the Company's business, financial condition and results of operations.

Additional Financing

The continued development of the Company will require additional financing. The failure to raise or procure such additional funds or the failure to achieve positive cash flow could result in the delay or indefinite postponement of the Company's business objectives. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, will be on terms acceptable to the Company. If additional funds are raised by offering equity securities, existing shareholders could suffer significant dilution.

The Forecast Financial Information May Not be Accurate

The forecast financial information contained in this Prospectus was prepared using assumptions that reflect management's currently intended course for the periods covered, given the judgment of management with respect to economic conditions and other related factors. There can be no assurance that the assumptions reflected in the forecast will prove to be accurate. Actual results for the forecast period may vary significantly from the forecast results and those variations may be material. The Company gives no representation that actual results achieved in the forecast period will be the same, in whole or in part, as those forecast herein. See "Cautionary Statement Regarding Forward-Looking Information".

Dividends

The Company does not have a dividend policy and has never declared or paid any dividends to its shareholders. The Company intends to invest all available funds toward the development and growth of its business and does not expect to pay any cash dividends for the foreseeable future. The payment of any cash dividend to shareholders of the Company in the future will be at the discretion of the directors of the Company and will depend on, among other things, the financial condition, capital requirements and earnings of the Company, and any other factors that the directors of the Company may consider relevant.

DESCRIPTION OF THE BUSINESS

The following description of the Company is, in some instances, derived from selected information about us contained in the documents incorporated by reference into this Prospectus. This description does not contain all of the information about us and our property and business that you should consider before investing in any securities. You should carefully read the entire Prospectus, including the section titled "Risk Factors", as well as the Annual Information Form, the Annual Financial Statements, the Annual MD&A, the Interim Financial Statement, the Interim MD&A and related notes, and the other documents incorporated by reference into this Prospectus, before making an investment decision.

Name, Address and Incorporation The Company was incorporated on November 10, 2020, pursuant to the Business Corporations Act (British Columbia) ("BCBCA") under the name "i-80 Gold Corp.", as a wholly-owned subsidiary of Premier Gold Mines Limited ("Premier") for the purposes of completing a plan of arrangement (the "Plan of Arrangement") under Section 182 of the Business Corporations Act (Ontario) (the "Arrangement"). The Arrangement was completed on April 7, 2021. Under the Arrangement, among other things, Premier transferred all of its ownership interest in Premier Gold Mines USA, Inc. ("Premier USA") to the Company and spun out 70% of the issued and outstanding Common Shares of the Company to shareholders of Premier. As a result of the Arrangement, the Company became a public company and a "reporting issuer" under applicable Canadian securities laws and is no longer a subsidiary of Premier.

As of the date of this Prospectus, the Company is a reporting issuer in each of the provinces of Canada.

The Company's registered office is located at Suite 2500 Park Place, 666 Burrard Street, Vancouver, British Columbia, V6B 2X8, and its head office is located at 5190 Neil Road, Suite 460, Reno, Nevada, 89502. Intercorporate Relationships

The Company's material wholly-owned subsidiary is Premier USA, a Delaware corporation. Premier USA has four material wholly-owned subsidiaries: (i) Au-Reka Gold LLC, a Delaware limited liability company ("Au-Reka LLC"); (ii) Goldcorp Dee LLC, a Nevada limited liability company ("Dee LLC"); (iii) Osgood Mining Company LLC, a Nevada limited liability company ("Osgood LLC"); and (iv) Ruby Hill Mining Company, LLC, a Nevada limited liability company ("Ruby Hill LLC").

On May 8, 2023, the Company completed the acquisition of all of the issued and outstanding common shares of Paycore Minerals Inc. ("Paycore"), which owns the FAD Project located in Eureka County, Nevada (the "Paycore Arrangement").

The following diagram illustrates the condensed corporate structure of the Company and the location of the Company's principal assets as at the date hereof.

SUMMARY DESCRIPTION OF THE BUSINESS

The Company is a mining company engaged in the exploration, development and production of gold and silver mineral deposits in the United States, with a particular focus on the State of Nevada. The Company's principal mining projects include: (i) a 100% interest in the McCoy-Cove gold properties located on the Battle Mountain-Eureka Trend in Lander County, Nevada (collectively, the "McCoy-Cove Project"); (ii) a 100% interest in the Granite Creek gold project (formerly referred to as the Getchell project) located at the intersection of the Getchell gold belt and the Battle Mountain-Eureka Trend in Humboldt County, Nevada (the "Granite Creek Project"); (iii) a 100% interest in the Lone Tree and Buffalo Mountain gold deposits and Lone Tree processing complex, located midway between the Company's McCoy-Cove and Granite Creek Projects in Humboldt County, Nevada (collectively, the "Lone Tree Project"); (iv) a 100% interest in the Ruby Hill mine located along the Battle Mountain-Eureka Trend in Eureka County, Nevada (the "Ruby Hill Project"); and (v) a 100% interest in the FAD project located along the Battle Mountain-Eureka Trend in Eureka County, Nevada (the "FAD Project"). The Company does not consider the FAD Project to be material as of the date of this Prospectus.

There have been no material developments in the business of the Company since April 10, 2024, which have not been disclosed in this Prospectus or the documents incorporated by reference herein. For more information regarding the Company and the development of its business, see under "General Development of the Business - Three Year History" in the Annual Information Form, a copy of which is available on SEDAR+ (www.sedarplus.ca) under the Company's issuer profile.

Recent Developments

Amendment to 2023 Gold Prepay

On April 25, 2024, the Company entered into a second amending agreement with Orion to amend the terms of the 2023 Gold Prepay (the "Gold Prepay Amendment"). In accordance with the terms of the Gold Prepay Amendment, Orion agreed to extend the deadline for the outstanding deliveries previously required to be made on or before April 15, 2024 under the 2023 Gold Prepay, until May 10, 2024.

If the Company meets the Gold Option Criteria (as defined below) it may elect to defer the deadline to deliver any of its quarterly gold delivery obligations for the 2024 calendar year (each instance, a "Gold Deferral") by delivering to Orion, on or before September 30, 2025, the adjusted quarterly gold quantities (multiplied by 1.15 for gold deliveries made prior to June 30, 2025 and 1.19 for gold deliveries made thereafter). In order for the Company to implement a Gold Deferral, (i) it must be in compliance with the Use of Proceeds section in this Prospectus (the "Budget") and (ii) after assuming the delivery of the applicable quarterly gold quantity on the applicable unextended quarterly deadline, the Company would not have sufficient funds to remain in compliance with the Budget (collectively, the "Gold Option Criteria").  In addition, should the Company complete an equity offering after the date of the Gold Prepay Amendment until September 30, 2025 (other than the 2024 Unit Offering), the Company shall be required to deliver such number of gold ounces to Orion as is equal to 34% of the net proceeds of such offering, divided by the applicable gold price at such time, by way of a prepayment of the Company's quarterly deliveries for the 2024 calendar year; provided that at such time a notice of Gold Deferral has been delivered in accordance with the Gold Prepay Amendment.

Pursuant to the Gold Prepay Amendment, the Company agrees to hold all cash on hand in a proceeds account or another deposit account over which Orion has a control agreement (except as required to make ordinary course expenses such as payroll). In addition, the Company will at all times maintain in such accounts a minimum cash balance in aggregate of, for the purposes of the period from the date of the Gold Prepay Amendment until June 30, 2025, the greater of (i) US$10,000,000 and (ii) the total costs and expenses projected to be incurred over the upcoming three month rolling period throughout the term of the Budget; and from June 30, 2025 until September 30, 2025, the total costs and expenses projected to be incurred over such three month rolling period of the Budget. The Company may only withdraw cash from such proceeds accounts if it is necessary to fund expenses outlined in the Budget.

Within 10 Business Days of a request of Orion, the Company shall appoint a service provider that is acceptable to and has been approved by the Orion (the "Gold Service Provider") for the purposes of administering matters under the Gold Prepay Agreement as may be reasonably requested by Orion. The Gold Service Provider will review the Budget with the Company on a monthly basis and report on any non-compliance thereunder until the earlier of (i) June 30, 2025, if the Company is not exercising a Gold Deferral in respect of the June 30, 2025 quarterly date and it has delivered all quarterly gold quantities (in the case of quarterly dates where a Gold Deferral is not exercised) and adjusted quarterly gold quantities (in the case of quarterly dates where a Gold Deferral is exercised) owing to Orion up to and including June 30, 2025; and (ii) September 30, 2025 (the "Gold Deferral Covenant End Date"). The Company will direct the Gold Service Provider to give prompt notice to Orion upon it becoming aware of any non-compliance with the Budget prior to the Gold Deferral Covenant End Date or material increase in the Budget prior to the Gold Deferral Covenant End Date that has not been approved by Orion. Until the Gold Deferral Covenant End Date, the Company will direct the Gold Service Provider to provide weekly cash reports to Orion that provide reasonable detail in respect thereof, including reporting on the Company's cash balance and accounts payable. If the Company reasonably estimates that there will be a material increase in the aggregate costs and expenses compared to what was projected in the Budget prior to the Gold Deferral Covenant End Date, it shall give Orion notice within 10 days of determining there will be such material increase. The aforementioned cost and/or expense increase shall only be permitted to be made to the Budget if it is consented to in writing by Orion, acting reasonably. The closing of the Gold Prepay Amendment is conditional upon, among other things, the Company paying a US$500,000 amendment fee to Orion. The Company is also responsible for reimbursing Orion for any amounts incurred by Orion to settle existing hedging arrangements on account of a Gold Deferral. For more information on the 2023 Gold Prepay see "General Development of the Business - Three Year History - Gold Prepay Agreement" in the Annual Information Form.

Amendment to Silver Purchase Agreement

On April 25, 2024, the Company entered into an amending agreement with Orion (the "Amended Silver Purchase Agreement") to amend the terms of its Silver Purchase Agreement. In accordance with the terms of the Amended Silver Purchase Agreement, Orion agreed to extend the deadline for the outstanding deliveries required to be made on or before April 15, 2024 under the Amended Silver Purchase Agreement until May 10, 2024

If the Company meets the Stream Option Criteria (as defined below) it may elect to defer the requirements to deliver its annual minimum delivery amount for 2024 (a "Stream Deferral") by delivering to Orion, on or before September 30, 2025, the adjusted annual minimum delivery amount (multiplied by 1.07 for silver deliveries made prior to June 30, 2025 and 1.11 for silver deliveries made thereafter). In order for the Company to implement a Stream Deferral, (i) it must be in compliance with the Budget and (ii) after assuming the delivery of the applicable minimum delivery amount in respect of 2024 by January 15, 2025, the Company would not have sufficient funds to remain in compliance with the Budget (collectively, the "Stream Option Criteria").  In addition, should the Company complete an equity offering on or after January 1, 2025 until September 30, 2025, the Company shall be required to deliver such number of ounces of refined silver to Orion as is equal to 16% of the net proceeds of such offering, divided by the applicable silver market price at such time; provided that at such time a notice of Stream Deferral has been delivered in accordance with the Amended Silver Purchase Agreement.

Pursuant to the Amended Silver Purchase Agreement, the Company agrees to hold all cash on hand in a proceeds account or another deposit account over which Orion has a control agreement (except as required to make ordinary course expenses such as payroll). In addition, the Company will at all times maintain in such accounts a minimum cash balance in aggregate of, for the purposes of the period from the date of the Amended Silver Purchase Agreement until June 30, 2025, the greater of (i) US$10,000,000 and (ii) the total costs and expenses projected to be incurred over the upcoming three month rolling period throughout the term of the Budget; and for the purposes of June 30, 2025 until September 30, 2025, the total costs and expenses projected to be incurred over such three month rolling period of the Budget. The Company may only withdraw cash from such proceeds accounts if it is necessary to fund expenses outlined in the Budget.

Within 10 Business Days of a request of Orion, the Company shall appoint a service provider that is acceptable to and has been approved by the Orion (the "Stream Service Provider") for the purposes of administering matters under the Amended Silver Purchase Agreement as may be reasonably requested by Orion. The Stream Service Provider will review the Budget with the Company on a monthly basis and report on any non-compliance thereunder until the Company has delivered the adjusted annual minimum delivery amount to Orion (the "Stream Deferral Covenant End Date"). The Company will direct the Stream Service Provider to give prompt notice to Orion upon it becoming aware of any non-compliance with the Budget prior to the Stream Deferral Covenant End Date or material increase in the Budget prior to the Stream Deferral Covenant End Date that has not been approved by Orion. Until the Stream Deferral Covenant End Date, the Company will direct the Stream Service Provider to provide weekly cash reports to Orion that provide reasonable detail in respect thereof, including reporting on the Company's cash balance and accounts payable. If the Company reasonably estimates that there will be a material increase in the aggregate costs and expenses compared to what was projected in the Budget prior to the Stream Deferral Covenant End Date, it shall give Orion notice within 10 days of determining there will be such material increase. The aforementioned cost and/or expense increase shall only be permitted to be made to the Budget if it is consented to in writing by Orion, acting reasonably. For more information on the Original Silver Purchase Agreement see "General Development of the Business - Three Year History - Orion and Sprott Financing Arrangements - New Silver Purchase Agreement" in the Annual Information Form.

CONSOLIDATED CAPITALIZATION

Other than the closing of the 2024 Unit Offering, there have been no material changes in the Company's capital structure, on a consolidated basis, since the date of the Interim Financial Statements. The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.

USE OF PROCEEDS

The net proceeds to the Company from any offering of Securities, the proposed use of those proceeds and the specific business objectives that the Company expects to accomplish with such proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities, and will include reasonable detail of any allocation of such proceeds to a specific purpose in accordance with the requirements of Section 4.2 of Form 44-101F1 - Short Form Prospectus of the Canadian Securities Administrators.

While detailed information regarding the use of proceeds from any offering of Securities will be described in the applicable Prospectus Supplement, there may be circumstances where, on the basis of results obtained or for other sound business reasons, a re-allocation of funds may be necessary or prudent. Accordingly, management of the Company will have broad discretion in the application of the proceeds of an offering of Securities. The actual amount that the Company spends in connection with each intended use of proceeds may vary significantly from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under "Risk Factors" and any other factors set forth in the applicable Prospectus Supplement.

Unless otherwise set forth in the applicable Prospectus Supplement, the Company will not receive any proceeds from the sale of Securities by any Selling Securityholder. See "Selling Securityholders".

Management 12-Month Cash Requirements Forecast

Based on the management-prepared cash requirements forecast scenario outlined below, the Company anticipates consolidated cash out-flows of approximately C$94.5 million in the 12 to 15 months following the date of this Prospectus, including to carry out certain planned exploration and development programs at its properties, repayment of existing obligations, and to fund working capital and operating, general and administrative expenses of the Company.

Anticipated Cash Requirements (Over the 12 to 15 Month Period from May 1, 2024)	Amount (C$ million)
Granite Creek Project
In-fill drilling	$6,060,648
Technical Study	$1,087,843
McCoy-Cove Project
Complete in-fill drilling	$5,871,634
Publish Feasibility Study	$543,922
Submit Dewatering Permit	$1,729,671
Property maintenance costs	$3,872,722

Anticipated Cash Requirements (Over the 12 to 15 Month Period from May 1, 2024)	Amount (C$ million)
Ruby Hill Project
Exploration Drilling	$1,083,799
Property maintenance costs	$4,623,334
Lone Tree Project
Refurbishment Study	$1,087,843
Property maintenance costs	$16,589,611
General working capital/corporate purposes	$29,662,769
Debt Repayment(2)	$22,332,676
Total Net Cash Flows	$94,546,472

Notes:

(1) All amounts included in the table above are presented in Canadian dollars and were converted from United States dollars at a rate of US$1.00 = C$0.7354 and have been rounded down to the nearest whole dollar.

(2) Represents the repayment of indebtedness owed to Orion (as defined herein) pursuant to the silver purchase and sale agreement dated December 13, 2021 between the Company and Orion (the "Silver Purchase Agreement") and the 2023 Gold Prepay (as defined herein). On March 28, 2024, the Company and Orion amended the terms of the 2023 Gold Prepay to change the date of the Company's first quarterly delivery date from March 31, 2024 to April 15, 2024. The principal purpose for which the indebtedness owed to Orion was used was for the acquisition of the Ruby Hill Project. In addition, the Company and Orion also entered into an extension agreement on January 12, 2024, pursuant to which the parties agreed to extend a silver delivery deadline from January 15, 2024 to April 15, 2024. Orion agreed to extend the deadline for the outstanding deliveries required to be on or before April 15, 2024 under the 2023 Gold Prepay and the Silver Purchase Agreement until the earlier of (i) seven business days following the closing of the Offering, and (ii) May 15, 2024. On May 7, 2024, the Company completed the repayment of 3,223 ounces of gold and 400,000 ounces of silver valued at approximately $22.3 million in respect of the outstanding deliveries to Orion under the 2023 Gold Prepay and the Silver Purchase Agreement.  For additional information on the Silver Purchase Agreement and the 2023 Gold Prepay, see "General Development of the Business - Three Year History" in the AIF as well as "Use of Proceeds - Use of Proceeds from Previously Completed Financing Transactions - Use of Proceeds from 2023 Orion Gold Prepay" and "Use of Proceeds - Recent Developments" in this Prospectus.

As at March 31, 2024, the Company had working capital of approximately US$0.5 million after giving effect to the Gold Deferrals under the Gold Prepay Amendment and the Stream Deferrals under the Amended Silver Purchase Agreement. As the Gold Deferrals and the Silver Deferrals have been deferred for 15 months and as such are now considered long-term liabilities and were excluded from the working capital. For additional information see the Interim Financial Statements and the Interim MD&A incorporated by reference in this Prospectus

The Company's current cash requirements forecast for the 12 months following the date of this Prospectus, which has been prepared by management of the Company, assumes, among other things, that the Company does not raise additional funds during such 12-month period and that the activities contemplated below will be completed over the next 12 to 15 months. However, the period of time required to complete such work programs and their estimated costs will depend on and may change based on, among other things, results of operations, unexpected underground conditions and other operational and exploration decisions in respect of the Company's mineral properties. The above noted figures are unaudited.

Granite Creek Project

The Company intends to continue the ramp up of mine operations and absorb variations in performance of operations at the Granite Creek Project. The Company plans to continue to develop underground zones to allow for increased production flexibility from all zones, including advancing development into the South Pacific Zone (SPZ). The Company plans to develop the mine by a total of 350 vertical feet and drilling in 2024 is focused on upgrading mineralization in and around the mine including into the SPZ Zone. The Company intends to drill a minimum of 59,000 feet and spend $13.7 million on a drilling program over the next 12 months. The Company also intends to complete a feasibility study to increase confidence in the life of mine plan and has budgeted approximately $1.1 million to completing such study.

McCoy-Cove Project

The Company intends to maintain the McCoy-Cover Project and continue advancing the definition drill program to be included in a feasibility study. The Company has budgeted approximately $540,000 to completing such feasibility study. The Company intends to drill an additional 41,000 feet in the next 12 months to advance the definition drill program. The Company has budgeted $5.9 million for this drilling. In addition, the Company has budgeted $1.7 million to advance dewatering permitting.

Ruby Hill Project

The Company intends to satisfy the general working capital requirements of the Ruby Hill Project and continue to maintain environmental compliance at the property. Additionally, the Company plans to advance 6,000 feet of exploration drilling with a planned spend of $1.1 million. This will allow the Company to continue to progress in its discussion with a potential joint venture partner and, if a joint venture agreement is executed, an expanded scope of work will be enacted.

Lone Tree Project

The Company intends to advance the autoclave refurbishment study at the Lone Tree Project for which the Company has budgeted approximately $1.1 million. Approximately $16.5 million will be required to continue to maintain environmental compliance at the property and other general working capital needs of the property.

Forecast and Assumptions

The Company expects that the amounts allocated to the various objectives discussed above for each of the Granite Creek Project, the McCoy-Cove Project, the Ruby Hill Project and the Lone Tree Project will be sufficient to complete the activities noted. The Company expects that approximately $94.5 million reflects the Company's expected cash needs over the next 12 months to 15 months. The Company's historic expenditures for the year-ended December 31, 2023 on operating and investing activities were US$97.1 million. The use of proceeds from the 2024 Unit Offering (excluding the debt repayments of $22.3 million) totaling approximately $72.2 million (US$53.1 million) reflect the Company's anticipated operating and investing activities for the next 12 month period. The reduction in the anticipated operating and investing activities for the next 12 month period as compared to the year-ended December 31, 2023 are primarily due to non-recurring milestone payments of approximately US$21 million paid in the year-ended December 31, 2023 and a reduction in the Company's planned exploration spending of approximately $23.7 million. The Company believes it has sufficient currently available resources to continue operations beyond the next 12 months.

The Company had negative cash flow from operating activities for the financial year ended December 31, 2023 and for the three months ended March 31, 2024. The Company's ability to generate positive operating cash flow will depend upon a number of factors, including, among others, the success of current and future exploration and development programs at its material mineral properties, the worldwide market price of gold and silver and the ability of the Company to develop its projects and recover gold and silver from its mineral properties. The Company expects that the net proceeds from the 2024 Unit Offering along with cash from operations will be sufficient to continue operations over the next 12 months and guard against variations in operations of its material projects, subject to unforeseen capital expenditures or negative events impacting either of its producing projects. To the extent the Company experiences negative operating cash flows or unexpected fluctuations in the operations of its material projects in future periods, it may be required to raise additional funds through the issuance of additional equity securities or through debt financing, or to use the net proceeds from the 2024 Unit Offering to fund such negative cash flow. There is no assurance that additional capital or other types of financing will be available if needed or that these financings will be on terms at least as favourable to the Company as those previously obtained, or at all. See "Risk Factors".

The management-prepared 12-month cash requirements forecast has been prepared as of the date hereof using assumptions that reflect management's intended courses of action for the Company and current expectations for the period covered, given management's judgment as to the most probable set of conditions.

The assumptions used in the preparation of management's 12-month cash requirements forecast, although considered reasonable by management at the time of preparation, may prove to be incorrect and may not materialize as forecast. Subsequent to the date of the preparation of the forecast, events and circumstances may occur that were unanticipated or that otherwise impact actual results. Accordingly, there is a significant risk that actual results achieved for the forecast period will vary from the forecast results and that such variations may be material. There is no representation that actual results achieved during the forecast period will be the same in whole or in part as those forecast. Important factors that could cause actual results to vary materially from the forecast include those disclosed under "Risk Factors". See also "Cautionary Note Regarding Forward-Looking Information".

Use of Proceeds from Previously Completed Financing Transactions

Use of Proceeds from February 2023 Convertible Debenture Offering

On February 22, 2023, the Company closed a brokered private placement offering (the "Convertible Debenture Offering") of an aggregate US$65 million principal amount of secured convertible debentures (the "Convertible Debentures"). The Convertible Debentures bear interest at a fixed rate of 8.00% per annum and mature on February 22, 2027, being the date that is four years from the closing date of the Convertible Debenture Offering. The net proceeds of the Convertible Debenture Offering of approximately US$62 million were intended to be used for the exploration, development and ramp-up of the Company's material mineral properties (including working capital), surety and bonding related to mine closure, asset retirement and environmental reclamation obligations. As at the date of this Prospectus, the net proceeds of the Convertible Debenture Offering have been used as follows:

2023 Convertible Debentures Offering (All amounts are approximate, expressed in millions of United States dollars)

Description	Approximated Amount Expended as of the date of this Prospectus
Exploration, development and ramp-up of the Company's mineral properties (including working capital)	$51.0
Surety and bonding related mine closure, asset retirement and environmental reclamation obligations	$11.0
Total Spent	$62.0
Remaining Funds	Nil

Use of Proceeds from August 2023 Private Placement of Common Shares

On August 1, 2023, the Company closed a brokered private placement offering of an aggregate 13,629,800 Common Shares for aggregate gross proceeds of $36.8 million US$27.7 million (the "2023 Private Placement"). The net proceeds of the 2023 Private Placement of approximately $35 million were intended to be used for the exploration, development and ramp-up (including working capital) of the Company's mineral projects and for general corporate purposes and working capital. Specifically, the net proceeds were intended to be used towards the upcoming milestone payment for the Ruby Hill Project, drilling expenditures at the Ruby Hill Project, Granite Creek Project and McCoy-Cove Project, permitting expenses and the further development of the Granite Creek Project. As at the date of this Prospectus, the net proceeds of the 2023 Private Placement have been used as follows:

August 2023 Private Placement (All amounts are approximate, expressed in millions of United States dollars)

Description	Approximated Amount Expended as of the date of this Prospectus
Milestone payment for Ruby Hill Project	$10.0
Drilling expenditures at the Ruby Hill Project, Granite Creek Project and McCoy-Cove Project	$8.8
Permitting expenses and mine development at the Granite Creek Project	$8.9
Total Spent	$27.7
Remaining Funds	$Nil

Use of Proceeds from 2023 Orion Gold Prepay

On September 20, 2023, the Company entered into an amended and restated gold prepay purchase and sale agreement with Orion, pursuant to which the Company received aggregate gross proceeds of US$20 million (the "2023 Gold Prepay"), structured as an additional accordion under the existing gold prepay agreement between Company and Orion. The net proceeds of the 2023 Gold Prepay of US$19 million were intended to be used to support the exploration, development, expansion and working capital, and capital expenditure requirements at the Company's mineral properties. As at the date of this Prospectus, approximately US$19 million of the net proceeds of the 2023 Gold Prepay have been used to support the exploration, development, expansion and working capital, and capital expenditure requirements at the Company's mineral properties. For more information on the 2023 Gold Prepay see "General Development of the Business - Three Year History - Gold Prepay Agreement" in the AIF.

Use of Proceeds from February 2024 Private Placement of Common Shares

On February 21, 2024, the Company closed a non-brokered private placement offering of an aggregate 12,989,204 Common Shares for aggregate gross proceeds of C$23.4 million (the "2024 Private Placement"). The net proceeds of the 2024 Private Placement of approximately C$22.8 million (US$16.9 million) are intended to be used towards the exploration and development of the Company's mineral properties and for working capital and general corporate purposes. As at the date of this Prospectus, approximately US$6.9 million have been used towards the exploration and development of the Company's mineral properties and US$10.0 million have been used for working capital and general corporate purposes.

Use of Proceeds from the 2024 Unit Offering

On May 1, 2024, the Company completed the 2024 Unit Offering. The net proceeds of approximately $108.7 million were intended to be used by the Company for the development, expansion and working capital requirements of the McCoy-Cove Project, the Granite Creek Project, the Lone Tree Project, the Ruby Hill Project and for general corporate and working capital purposes, as further set out below:

2024 Unit Offering (All amounts are approximate, expressed in millions of Canadian dollars)

Description	Approximated Amount Expended as of the date of this Prospectus
Granite Creek Project
In-fill drilling	$1.7
Technical Study	Nil
McCoy-Cove Project
Complete in-fill drilling	$1.2
Publish Feasibility Study	Nil
Submit Dewatering Permit	Nil
Property maintenance costs	$1.1
Ruby Hill Project
Exploration Drilling	$0.2
Property maintenance costs	$0.4
Lone Tree Project
Refurbishment Study	Nil
Property maintenance costs	$3.9
General working capital/corporate purposes	$5.1
Debt Repayment	$22.3
Total Spent	$35.8
Remaining Funds	$72.9

DESCRIPTION OF SECURITIES BEING DISTRIBUTED

The following is a brief summary of certain general terms and provisions of the Securities that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Securities as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Securities, and the extent to which the general terms and provisions described below may apply to such Securities will be described in the applicable Prospectus Supplement.

The terms and provisions of any Securities offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of such terms. The Company reserves the right to set forth in a Prospectus Supplement specific terms of the Securities that are not within the options and parameters set forth in this Prospectus. To the extent that any particular terms of the Securities described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in the applicable Prospectus Supplement with respect to such Securities.

Common Shares

The authorized capital of the Company consists of unlimited number of Common Shares, of which 384,896,725 Common Shares were issued and outstanding as of June 20, 2024.

Each Common Share entitles the holder thereof to one vote at all meetings of shareholders other than meetings at which only holders of another class or series of shares are entitled to vote. Each Common Share entitles the holder thereof, subject to the prior rights of the holders of preference shares of the Company, if any, to receive any dividends declared by the directors of the Company and the remaining property and assets of the Company upon liquidation, dissolution or winding-up. The holders of Common Shares are not entitled to vote separately as a class or series on, or to dissent in respect of, any proposal to amend the articles of the Company to: (a) increase or decrease the maximum number of authorized Common Shares, or to increase the maximum number of authorized shares of a class or series ranking in priority to, or on parity with, the Common Shares; (b) effect an exchange, reclassification or cancellation of all or part of the Common Shares; or (c) create a class or series of shares ranking in priority to, or on parity with, the Common Shares. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions. There are no special rights or restrictions of any nature attached to any of the Common Shares, all of which rank equally as to all benefits which might accrue to the holders of Common Shares.

Common Shares may be sold separately or together with certain other Securities under this Prospectus. Common Shares may also be issuable on conversion, exchange, exercise or maturity of certain other Securities qualified for issuance under this Prospectus.

Warrants

Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between the Company and one or more banks or trust companies acting as Warrant agent or may be issued as stand-alone contracts. The applicable Prospectus Supplement will include details of the Warrant agreements, if any, governing the Warrants being offered. The Warrant agent, if any, will be expected to act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants that may be offered under this Prospectus. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable Prospectus Supplement.

A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed by the Company with the relevant securities regulatory authorities in Canada after it has been entered into by the Company. If applicable, the Company will file with the SEC as exhibits to the Registration Statement of which this Prospectus is a part, or will incorporate by reference from a report on Form 6-K that the Company files with the SEC, any warrant indenture or form of warrant describing the terms and conditions of such Warrants that the Company is offering before the issuance of such Warrants.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Warrants being offered thereby, which may include, without limitation, the following (where applicable):

• the designation of the Warrants;

• the aggregate number of Warrants offered and the offering price;

• the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

• the exercise price of the Warrants;

• the dates or periods during which the Warrants are exercisable;

• the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

• if the Warrants are issued as a Unit with another Security, the date or dates, if any, on and after which the Warrants and the other Security will be separately transferable;

• the currency or currencies in which the Warrants will be offered and in which the exercise price of such Warrants may be payable;

• any minimum or maximum amount of Warrants that may be exercised at any one time;

• whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

• if applicable, the identity of the Warrant agent;

• whether the Warrants will be listed on any securities exchange;

• whether the Warrants are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

• any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

• any material risk factors relating to the Warrants and the Securities to be issued upon exercise of the Warrants;

• any other rights, privileges, restrictions and conditions attaching to the Warrants and the Securities to be issued upon exercise of the Warrants; and

• any other material terms or conditions of the Warrants.

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying Securities.

Description of Debt Securities

This section describes the general terms that will apply to any Debt Securities issued pursuant to this Prospectus. Debt Securities may be offered separately or in combination with one or more other Securities of the Company. The Debt Securities may be issued in one or more series under an indenture (the "Indenture") to be entered into between the Company and one or more trustees (the "Trustee") that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into will be filed with the SEC as an exhibit to the Registration Statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture.

The specific terms of the Debt Securities, and the extent to which the general terms described in this section apply to those Debt Securities, will be set forth in the applicable Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

• the specific designation of the Debt Securities;

• any limit on the aggregate principal amount of the Debt Securities;

• the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

• the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities;

• the terms and conditions under which the Company may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

• the terms and conditions upon which the Company may redeem the Debt Securities, in whole or in part, at its option;

• the covenants applicable to the Debt Securities;

• the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

• the extent and manner, if any, to which payment on or in respect of the Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;

• whether the Securities will be secured or unsecured;

• whether the Debt Securities will be issuable in the form of global securities ("Global Securities"), and, if so, the identity of the depositary for such Global Securities;

• the denominations in which Debt Securities will be issuable, if other than denominations of US$1,000 or integral multiples of US$1,000;

• each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

• if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

• material Canadian federal income tax consequences and United States federal income tax consequences of owning the Debt Securities;

• any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and

• any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If the Company denominates the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, the Company will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement. Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary. The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other Securities will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

This Prospectus does not qualify for issuance Debt Securities, or Securities convertible or exchangeable into Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, without limitation, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items or any other "novel specified derivative" as defined in NI 44-102.

To the extent any Debt Securities are convertible into Common Shares or other Securities, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

The Company may, from time to time, issue Debt Securities and incur additional indebtedness other than through the issue of Debt Securities pursuant to this Prospectus.

Description of Subscription Receipts

This section describes the general terms that will apply to any Subscription Receipts that may be offered pursuant to this Prospectus and the relevant Prospectus Supplement. The Company may issue Subscription Receipts separately or together with other Securities, as the case may be. The Subscription Receipts may be issued under one or more subscription receipt agreements between the Company and one or more escrow agents.

The applicable Prospectus Supplement will include details of the subscription receipt agreement, if any, governing the Subscription Receipts being offered. A copy of any subscription receipt agreement relating to an offering of Subscription Receipts will be filed by the Company with securities regulatory authorities in Canada after it has been entered into by the Company. If applicable, the Company will file with the SEC as exhibits to the Registration Statement of which this Prospectus is a part, or will incorporate by reference from a report on Form 6-K that the Company files with the SEC, any subscription receipt agreement describing the terms and conditions of such Subscription Receipts that the Company is offering before the issuance of such Subscription Receipts.

The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description may include, without limitation, the following (where applicable):

• the number of Subscription Receipts;

• the price at which the Subscription Receipts will be offered;

• the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities;

• the designation, number and terms of the other Securities that may be obtained upon conversion of each Subscription Receipt;

• the designation, number and terms of other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

• the currency or currencies in which the Subscription Receipts will be offered;

• terms applicable to any escrow of the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon, and for the release of such proceeds from escrow;

• if applicable, the identity of the escrow agent;

• whether such Subscription Receipts will be listed on any securities exchange;

• whether the Subscription Receipts are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

• certain material Canadian tax consequences of owning, holding and disposing of the Subscription Receipts;

• any terms, procedures and limitations relating to the transferability, exchange or conversion of the Subscription Receipts; and

• any other material terms and conditions of the Subscription Receipts.

Prior to the conversion of any Subscription Receipts, holders of such Subscription Receipts will not have any of the rights of holders of the Securities into which the Subscription Receipts may be converted, including the right to receive payments of dividends or the right to vote such underlying Securities.

Description of Units

The Company may issue Units comprised of one or more of the other Securities described herein in any combination. A Unit is typically issued so that the holder thereof is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security comprising the Unit. The agreement, if any, under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately at any time or at any time before a specified date.

If applicable, the Company will file with the SEC as exhibits to the Registration Statement of which this Prospectus is a part, or will incorporate by reference from a report on Form 6-K filed with the SEC, any Unit agreement describing the terms and conditions of such Units that the Company is offering before the issuance of such Units.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Units being offered thereby, which may include, without limitation, the following (where applicable):

• the designation, number and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

• the currency in which the Units will be offered;

• any minimum or maximum subscription amount;

• whether the Securities comprising the Units will be listed on any securities exchange;

• any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

• certain material Canadian and United States income tax consequences of acquiring, owning, exercising and disposing of the Securities comprising the Units, including how the purchase price paid for the Units will be allocated among the component Securities;

• whether the Units and the Securities comprising the Units are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof; and

• any other material terms and conditions of the Units.

PLAN OF DISTRIBUTION

The Company and Selling Securityholders may from time to time, during the 25-month period that this Prospectus, including any amendments and supplements hereto, remains effective, offer for sale and sell up to an aggregate of C$300,000,000 (or the equivalent in other currencies) in Securities hereunder.

The Securities may be offered and sold by the Company and/or by Selling Securityholders: (i) directly to one or more purchasers pursuant to applicable statutory exemptions, (ii) to or through underwriters or dealers, or (iii) through designated agents. In addition, the Securities may be offered and issued by the Company in consideration for the acquisition of other businesses, assets or securities by the Company or one of its subsidiaries. The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

The Prospectus Supplement relating to a particular offering of Securities will identify any underwriter, dealer or agent, as the case may be, engaged in connection with the offering and sale of such Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the purchase price of the Securities (or the manner of determination thereof if offered on a non-fixed price basis), the net proceeds to the Company or to any Selling Securityholder and any other material terms of the plan of distribution (including sales in transaction that are deemed to be "at-the-market distributions" as defined in NI 44-102). Any initial offering price and discounts, concessions or commissions allowed or re-allowed or paid to underwriters, dealers or agents may be changed from time to time. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered by that Prospectus Supplement.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, including sales in transactions that are deemed to be "at-the-market distributions", including sales made directly on the TSX, the NYSE American or other existing trading markets for the Common Shares. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

Underwriters, agents or dealers may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at-the-market distribution" and subject to limitations imposed by, and the terms of any regulatory approvals required and obtained under, applicable Canadian securities laws, which includes sales made directly on an existing trading market for the Common Shares, or sales made to or through a market maker other than on an exchange. In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Company, any Selling Securityholder or from other parties, including in the form of underwriters', dealers' or agents' fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable United States and/or Canadian securities legislation and any such compensation that they receive from the Company or Selling Securityholders, and any profit that they make on the resale of the Securities, may be deemed to be underwriting commissions.

In connection with any offering of Securities, except with respect to "at-the-market" offerings, underwriters may over-allot or effect transactions that stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. No underwriter or dealer involved in an "at-the-market" offering, as defined under applicable Canadian securities laws, no affiliate of such an underwriter or dealer, and no person or company acting jointly or in concert with such an underwriter or dealer, may enter into any transaction that is intended to stabilize or maintain the market price of the Common Shares distributed under the applicable Prospectus Supplement, including selling an aggregate number or principal amount of Common Shares that would result in the underwriter or dealer creating an over-allocation position in the Common Shares. A purchaser who acquires Securities forming part of the over-allocation position of any underwriter, broker, dealer or agent, acquires those securities under this Prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases.

Underwriters, dealers or agents who participate in the distribution of the Securities may be entitled, under agreements to be entered into with the Company and/or any Selling Securityholder, to indemnification by the Company and/or the Selling Securityholder against certain liabilities, including liabilities under the U.S. Securities Act, and/or Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will be a new issue of Securities with no established trading market. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold, and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See "Risk Factors".

SELLING SECURITYHOLDERS

This Prospectus may also, from time to time, relate to the secondary offering of the Securities by one or more Selling Securityholders. The terms under which the Securities may be offered by Selling Securityholders will be described in the applicable Prospectus Supplement. The Prospectus Supplement for or including any secondary offering of Securities by a Selling Securityholder will include, without limitation, the following information:

• the names of the Selling Securityholders;

• the number of securities of the Company owned, controlled or directed by each Selling Securityholder;

• the number of Securities being distributed for the account of each Selling Securityholder;

• the number of securities of the Company of any class to be owned, controlled or directed by each Selling Securityholder after the distribution and the percentage that number represents of the total number of securities of that class outstanding;

• whether the securities referred to in each of the three preceding paragraphs are owned by the Selling Securityholder both of record and beneficially, of record only, or beneficially only;

• if the Selling Securityholder purchased any of the Securities being distributed in the 24 months preceding the date of the Prospectus Supplement, the date or dates on which the Selling Securityholder acquired the Securities;

• if the Selling Securityholder acquired the Securities being distributed in the 12 months preceding the date of the Prospectus Supplement, the cost thereof to the Selling Securityholder in the aggregate and on an average cost-per-security basis;

• if the Selling Securityholder is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside Canada, the name and address of the person or company the Selling Securityholder has appointed as agent for service of process, and, in such case, the Selling Securityholder will file a non-issuer's submission to jurisdiction form with the applicable Prospectus Supplement; and

• all other information that is required to be included in the applicable Prospectus Supplement.

No Selling Securityholder may distribute Securities pursuant to an "at-the-market distribution" under this Prospectus.

EARNINGS COVERAGE RATIOS

The applicable Prospectus Supplement will provide, as required, and if applicable, the earnings coverage ratios with respect to the issuance of Debt Securities pursuant to such Prospectus Supplement.

PRIOR SALES

Information regarding prior sales of Securities will be provided, as required, in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

Information regarding trading price and volume of the Securities will be provided, as required, in each Prospectus Supplement to this Prospectus.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will include a general summary of certain Canadian federal income tax consequences that may be applicable to a purchaser of Securities offered thereunder. Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain United States federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the United States Internal Revenue Code of 1986, as amended). Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

INTEREST OF EXPERTS

Information of a scientific or technical nature in respect of the Company's mineral properties included or incorporated by reference in this Prospectus is based on the following Technical Reports: (i) the McCoy-Cove Report, which was prepared by Dagny Odell, P.E. and Laura Symmes, RM-SME of Practical Mining LLC and Tommaso Roberto Raponi, P.Eng. of TR Raponi Consulting Ltd.; (ii) the Grantie Creek Report, which was prepared by Terre A. Lane, MMSA-QP, RM-SME, Dr. J. Todd Harvey, Ph.D., P.E., RM-SME, Richard D. Moritz, MMSA-QP, Dr. Hamid Samari, Ph.D., MMSA-QP and J. Larry Breckenridge, P.E. of Global Resource Engineering, Ltd.; (iii) the Lone Tree Report, which was prepared by Dr. Abani R. Samal, Ph.D., RM-SME of GeoGlobal, LLC and (iv) the Ruby Hill Report, which was prepared by Wood Canada Limited and Raymond H. Walton, B.Tech., P.Eng. of Ray Walton Consulting Inc. All of the authors of the Technical Reports are independent "qualified persons" under NI 43-101. To the best of the Company's knowledge, after reasonable inquiry, as of the date hereof, the aforementioned individuals and, as applicable, their firms, beneficially owns, directly or indirectly, less than 1% of the outstanding Common Shares.

The scientific and technical information included or incorporated by reference in this Prospectus, subsequent to the effective date of the Technical Reports, has been reviewed and approved by Tim George, P.E., Mine Operations Manager of the Company, who is a "qualified person" as defined in NI 43-101. Mr. George has also reviewed and approved the scientific and technical disclosure with respect to expenditures set forth under the heading "Use of Proceeds". Mr. George beneficially owns, directly or indirectly, less than 1% of the outstanding Common Shares.

FORMER PROMOTER

Staff at the Ontario Securities Commission had previously notified the Company that it was of the view that Equinox Gold Corp. ("Equinox") was a promoter of the Company within the meaning of applicable securities laws. Given Staff's view, Equinox had executed a certificate of promoter in respect of the Company’s preliminary base shelf prospectus date May 16, 2024 (the "Preliminary Prospectus").

As of May 28, 2024, Equinox sold all of the Common beneficially held by it and ceased to be a shareholder of the Company. Given Equinox has ceased to be a shareholder of the Company, the Company is of the view that Equinox has accordingly also ceased to be a promoter of the Company. As a result, notwithstanding that Equinox executed a certificate of promoter in connection with the Preliminary Prospectus, Equinox has ceased to be a promoter as at the date of this Prospectus and will not be executing a certificate of promoter in connection with this Prospectus.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to the Securities, certain legal matters related to the Securities offered by this Prospectus will be passed upon for the Company by Bennett Jones LLP, with respect to matters of Canadian law, and Dorsey & Whitney LLP, with respect to matters of United States law. As of the date of this Prospectus, the partners and associates of Bennett Jones LLP, as a group, beneficially own, directly or indirectly, less than one percent of the outstanding securities or other property of the Company.

AUDITOR, TRANSFER AGENT AND REGISTRAR

Grant Thornton LLP is the auditor of the Company and is independent of the Company within the meaning of the AICPA Code of Professional Conduct and within the meaning of PCAOB Rule 3520, Auditor Independence.

The transfer agent and registrar of the Company is TSX Trust Company at its principal office in Toronto, Ontario.

ENFORCEMENT OF CIVIL LIABILITIES

The Company is a corporation incorporated under and governed by the Business Corporations Act (British Columbia). Certain of the directors and executive officers of the Company and certain of the experts named in this Prospectus reside outside of Canada, and all or a substantial portion of the assets of such persons are located outside of Canada.

Mr. Ron Clayton, Mr. Matthew Gili, Mr. Ryan Snow, Ms. Cassandra Joseph and Mr. John Begeman, each a director and/or officer of the Company, reside outside of Canada and have appointed Bennett Jones LLP, Suite 3400, 100 King Street West, Toronto, Ontario, M5X 1A4 as agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if such person or company has appointed an agent for service of process.

In addition, Dagny Odell, Laura Symmes, Terre A. Lane, Richard D. Moritz, Dr. Hamid Samari, J. Larry Breckenridge and Dr. Abani R. Samal, each a "qualified person" under NI 43-101 (as defined below) required to file a consent with this Prospectus, also reside outside of Canada. Each of the above listed experts have appointed Bennett Jones LLP, Suite 3400, 100 King Street West, Toronto, Ontario, M5X 1A4 as their agent for service of process in Canada.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that resides outside of Canada or is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction, even if the party has appointed an agent for service of process. See "Risk Factors".

The Company has filed with the SEC, concurrently with the Registration Statement of which this Prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed Corporation Service Company as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court, arising out of, related to or concerning any offering of Securities under this Prospectus.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers and Controlling Persons.

The Registrant is subject to the provisions of the Business Corporations Act (British Columbia) (the "Act").

Under Section 160 of the Act, an individual who:

  is or was a director or officer of the Registrant,
  is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the Registrant, or (ii) at the request of the Registrant, or at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and including, subject to limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an "eligible party"), may be indemnified by the Registrant against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, a proceeding (an "eligible penalty") in which, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation, (a) the eligible party is or may be joined as a party, or (b) the eligible party is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding ("eligible proceeding") to which the eligible party is or may be liable.  Section 160 of the Act also permits the Registrant to pay the expenses actually and reasonably incurred by an eligible party after the final disposition of the eligible proceeding.

Under Section 161 of the Act, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act and subject to Section 163 of the Act, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately decided that the payment of expenses is prohibited by Section 163, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, the Registrant must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

  if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its articles;
  if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its articles;
  if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be; or
  in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable in respect to the proceeding, or, after the final disposition of an eligible proceeding, pay the expenses of the eligible party under Sections 160, 161 or 162 of the Act, as the case may be, in respect of the proceeding.

Under Section 164 of the Act, and despite any other provision of Part 5, Division 5 of the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the Act, the Supreme Court of British Columbia may, on application of the Registrant or an eligible party, do one or more of the following things:

  order the Registrant to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;
  order the Registrant to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;
  order the enforcement of, or payment under, an agreement of indemnification entered into by the Registrant;
  order the Registrant to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Act; or
  make any other order the court considers appropriate.

Section 165 of the Act provides that the Registrant may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation.

The foregoing description is qualified in its entirety by reference to the Act.

Under the articles of the Registrant, subject to the provisions of the Act, the Registrant must indemnify a director or former director of the Registrant, by reason of the fact he or she is or was a director of the Registrant or was serving at the request of the Registrant as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, and the heirs and legal personal representatives of all such persons against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding.  Each director is deemed to have contracted with the Registrant on the terms of the indemnity contained in the Registrant's articles.  The Registrant may indemnify an officer of the Company or any employee or agent of the Company or of a corporation and such persons' heirs and personal representatives subject to any restrictions in the Act.  The failure of a director or officer of the Registrant to comply with the Act or the articles of the Registrant does not invalidate any indemnity to which such person is entitled under the Registrant's articles.

Under the articles of the Registrant and subject to the Act, the Registrant may purchase and maintain insurance for the benefit of any eligible party against any liability incurred by such party as a director, officer, employee or agent or person who holds or held an equivalent position.

The Registrant maintains directors' and officers' liability insurance.  The policies provide a maximum coverage in any one policy year of $25 million in annual claims (subject to a deductible of $1 per claim, payable by the Registrant).  The primary policy insures (a) the directors and officers of the Registrant against losses arising from claims against them for certain of their actual or alleged wrongful acts (as defined within the insurance policy), (b) the Registrant for payments made pursuant to the Registrant's indemnification of its directors and officers, and (c) the Registrant when it is directly named in a securities claim.  The excess policy insures the directors and officers of the Registrant against losses arising from claims against them for certain of their actual or alleged wrongful acts (as defined within the insurance policy).  The premiums for the policies are not allocated between directors and officers as separate groups.

Insofar as indemnification for liabilities arising under the United States Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the United States Securities Act of 1933 and is therefore unenforceable.

EXHIBITS

Exhibit	Description

4.1	Annual information form for the fiscal year ended December 31, 2023 dated March 12, 2024 (incorporated by reference from Exhibit 99.1 to the Registrant's Annual Report on Form 40-F filed with the Commission on March 12, 2024)
4.2	Audited consolidated financial statements of the Registrant as at and for the fiscal years ended December 31, 2023 and 2022, together with the notes thereto and the auditor's report thereon (incorporated by reference from Exhibit 99.2 to the Registrant's Annual Report on Form 40-F filed with the Commission on March 12, 2024)
4.3	Management's discussion and analysis of operations and financial condition of the Registrant for the fiscal year ended December 31, 2023 dated March 12, 2024 (incorporated by reference from Exhibit 99.3 to the Registrant's Annual Report on Form 40-F filed with the Commission on March 12, 2024)
4.4	Unaudited condensed consolidated financial statements of the Registrant as at and for the three months ended March 31, 2024, together with the notes thereto (incorporated by reference from Exhibit 99.1 to the Registrant's Report of Foreign Private Issuer on Form 6-K filed with the Commission on May 13, 2024)
4.5	Management information circular of the Registrant dated April 11, 2024 in connection with the annual and special meeting of shareholders of the Registrant held on May 14, 2024 (incorporated by reference from Exhibit 99.2 to the Registrant's Report of Foreign Private Issuer on Form 6-K filed with the Commission on April 23, 2024)
4.6	Material change report of the Registrant dated March 1, 2024 in connection with the closing of a non-brokered private placement of an aggregate 12,989,204 Common Shares of aggregate gross proceeds to the Registrant of $23,380,567.20 (incorporated by reference from exhibit 99.1 to the Registrant's Report of Foreign Private Issuer on Form 6-K filed with the Commission on May 20, 2024)
4.7	Material change report of the Registrant dated April 10, 2024 in connection with the May 1, 2024 private placement (incorporated by reference from exhibit 99.1 to the Registrant's Report of Foreign Private Issuer on Form 6-K filed with the Commission on May 20, 2024)
4.8	Management's discussion and analysis of the financial condition and results of operations of the Company for the three months ended March 31, 2024 (incorporated by reference from Exhibit 99.2 to the Registrant's Report of Foreign Private Issuer on Form 6-K filed with the Commission on May 13, 2024)
5.1	Consent of Grant Thornton LLP
5.2	Consent of Dagny Odell, P.E.
5.3	Consent of Laura Symmes, RM-SME
5.4	Consent of Tommaso Roberto Raponi P.Eng.
5.5	Consent of Terre A. Lane, MMSA-QP, RM-SME
5.6	Consent of Dr. J. Todd Harvey, Ph.D., P.E., RM-SME
5.7	Consent of Richard D. Moritz, MMSA-QP
5.8	Consent of J. Larry Breckenridge, P.E.
5.9	Consent of Dr. Abani R. Samal, Ph.D., RM-SME of Geo Global, LLC
5.10	Consent of Raymond H. Walton, B. Tech., P.Eng. of Ray Walton Consulting Inc.
5.11	Consent of Tim George, P.E.
5.12	Consent of Wood Canada Limited
5.13	Consent of Hamid Samari, Ph.D., MMSA-QP of Global Resource Engineering, Ltd.
5.14	Consent of Tyler Hill, CPG
6.1*	Powers of Attorney (included on the signature page of this Registration Statement).
7.1	Form of Indenture
107*	Calculation of Filing Fee Table

__________________

*Previously filed with the SEC with the initial filing of this Registration Statement on Form F-10 on May 20, 2024.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

(a)	The Registrant has filed with the SEC a written irrevocable consent and power of attorney on Form F-X.
(b)	Any change to the name or address of the Registrant's agent for service shall be communicated promptly to the SEC by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on this 21st day of June, 2024.

i-80 GOLD CORP.

By:	/s/ Ryan Snow
	Name:	Ryan Snow
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

*	Chief Executive Officer and Director	June 21, 2024
Ewan Downie

/s/ Ryan Snow	Chief Financial Officer	June 21, 2024
Ryan Snow

*	Director and Chairman of the Board	June 21, 2024
Ron Clayton

*	Director	June 21, 2024
Eva Bellissimo

*	Director and Authorized U.S. Representative	June 21, 2024
John Begeman

*	Director	June 21, 2024
John Seaman

*	Director	June 21, 2024
Greg Smith

*	Director	June 21, 2024
Arthur Einav

/s/ Christina McCarthy	Director	June 21, 2024
Christina McCarthy

*	Director	June 21, 2024
Cassandra Joseph

*By:	/s/ Ryan Snow
Ryan Snow
Attorney-in-fact